Exhibit 4.145
CREDIT ACCEPTANCE CORPORATION,
as Issuer,

the GUARANTORS named herein,
as Guarantors,

and

U.S. Bank Trust Company, National Association,
as Trustee

________________________
INDENTURE
Dated as of February 28, 2025
________________________
6.625% Senior Notes due 2030

TABLE OF CONTENTS
SECTION 1.01. Definitions    1
SECTION 1.02. Other Definitions    30
SECTION 1.03. Incorporation by Reference of Trust Indenture Act    32
SECTION 1.04. Rules of Construction    32
SECTION 1.05. Limited Condition Transactions; Compliance Calculations    33
ARTICLE II

The Notes
SECTION 2.01. Form and Dating    35
SECTION 2.02. Execution and Authentication    35
SECTION 2.03. Registrar and Paying Agent    36
SECTION 2.04. Paying Agent To Hold Money in Trust    36
SECTION 2.05. Holder Lists    37
SECTION 2.06. Transfer and Exchange    37
SECTION 2.07. Replacement Notes    37
SECTION 2.08. Outstanding Notes    37
SECTION 2.09. Temporary Notes    38
SECTION 2.10. Cancellation    38
SECTION 2.11. Registered Holders    38
SECTION 2.12. CUSIP Numbers, ISINs, etc    38
SECTION 2.13. Issuance of Additional Notes    39
SECTION 2.14. Defaulted Interest    39
ARTICLE III

Redemption
SECTION 3.01. Notices to Trustee    39
SECTION 3.02. Selection of Notes to Be Redeemed    39
SECTION 3.03. Notice of Redemption    40
SECTION 3.04. Effect of Notice of Redemption    40
SECTION 3.05. Deposit of Redemption Price    40
SECTION 3.06. Notes Redeemed in Part    41
SECTION 3.07. Optional Redemption    41
ARTICLE IV

Covenants
SECTION 4.01. Payment of Notes    42
SECTION 4.02. SEC Reports    42
SECTION 4.03. Limitation on Indebtedness    44
i

SECTION 4.04. Limitation on Restricted Payments    47
SECTION 4.05. Dividend and Other Payment Restrictions Affecting
Subsidiaries         52
SECTION 4.06. Limitation on Asset Sales    53
SECTION 4.07. Limitation on Affiliate Transactions    56
SECTION 4.08. Limitation on Line of Business    58
SECTION 4.09. Change of Control    58
SECTION 4.10. Limitation on Liens    60
SECTION 4.11. Additional Guarantors    60
SECTION 4.12. Limitation on Investment Company Status    61
SECTION 4.13. Covenant Suspension    61

ARTICLE V

Successor Company
SECTION 5.01. When Company May Merge or Transfer Assets    63
ARTICLE VI

Defaults and Remedies
SECTION 6.01. Events of Default    64
SECTION 6.02. Acceleration    66
SECTION 6.03. Waiver of Past Defaults    67
SECTION 6.04. Other Remedies    67
SECTION 6.05. Compliance Certificate    67
SECTION 6.06. Control by Majority    67
SECTION 6.07. Limitation on Suits    68
SECTION 6.08. Rights of Holders to Receive Payment    68
SECTION 6.09. Collection Suit by Trustee    68
SECTION 6.10. Trustee May File Proofs of Claim    68
SECTION 6.11. Priorities    69
SECTION 6.12. Undertaking for Costs    69
SECTION 6.13. Waiver of Stay or Extension Laws    69
ARTICLE VII

Trustee
SECTION 7.01. Duties of Trustee    70
SECTION 7.02. Rights of Trustee    71
SECTION 7.03. Individual Rights of Trustee    72
SECTION 7.04. Trustee’s Disclaimer    72
SECTION 7.05. Notice of Defaults    72

SECTION 7.06. Reports by Trustee to Holders    72
SECTION 7.07. Compensation and Indemnity    72
SECTION 7.08. Replacement of Trustee    73
SECTION 7.09. Successor Trustee by Merger, etc    74
SECTION 7.10. Eligibility; Disqualification    74
SECTION 7.11. Preferential Collection of Claims Against Company    74
ARTICLE VIII

Discharge of Indenture; Defeasance
SECTION 8.01. Satisfaction and Discharge    75
SECTION 8.02. Legal Defeasance and Covenant Defeasance    76
SECTION 8.03. Conditions to Defeasance    76
SECTION 8.04. Application of Trust Money    78
SECTION 8.05. Repayment to Company    78
SECTION 8.06. Indemnity for Government Securities    78
SECTION 8.07. Reinstatement    78
ARTICLE IX

Amendments
SECTION 9.01. Without Consent of Holders    78
SECTION 9.02. With Consent of Holders    79
SECTION 9.03. Notice of Amendments    80
SECTION 9.04. Compliance with Trust Indenture Act    80
SECTION 9.05. Revocation and Effect of Consents and Waivers    80
SECTION 9.06. Notation on or Exchange of Notes    81
SECTION 9.07. Trustee To Sign Amendments    81
ARTICLE X

Guarantees
SECTION 10.01. Guarantees    81
SECTION 10.02. Limitation on Liability    83
SECTION 10.03. Successors and Assigns    83
SECTION 10.04. No Waiver    83
SECTION 10.05. Modification    84
SECTION 10.06. Release of Guarantor    84
SECTION 10.07. Contribution    85
SECTION 10.08. Non-Impairment    85

ARTICLE XI

Miscellaneous
SECTION 11.01. Trust Indenture Act Controls    85
SECTION 11.02. Notices    85
SECTION 11.03. Communication by Holders with Other Holders    86
SECTION 11.04. Certificate and Opinion as to Conditions Precedent    86
SECTION 11.05. Statements Required in Certificate or Opinion    87
SECTION 11.06. When Notes Disregarded    87
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar    87
SECTION 11.08. Legal Holidays    87
SECTION 11.09. Governing Law; Waiver of Jury Trial    87
SECTION 11.10. No Recourse Against Others    87
SECTION 11.11. Successors    88
SECTION 11.12. Counterparts and Electronic Signatures    88
SECTION 11.13. Table of Contents; Headings    88
SECTION 11.14. Severability    88
SECTION 11.15. No Adverse Interpretation of Other Agreements    88

Rule 144A/Regulation S Appendix
Exhibit I – Form of Initial Note
Exhibit II – Form of Other Note
Exhibit III – Form of Transferee Letter of Representations

INDENTURE dated as of February 28, 2025, among CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (together with its successors or assigns, the “Company”), the Guarantors (as defined below) listed on the signature pages hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE I

Definitions and Incorporation by Reference
SECTION 1.01. Definitions.
“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means Notes issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note.
“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person or (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
(i)1.0% of the principal amount of such Note; and
(ii)the excess, if any, of (1) the present value at such Redemption Date of (x) the redemption price of such Note on March 15, 2027 (such redemption price as set forth in Section 3.07(b)), plus (y) all required remaining interest payments due on such Note through March 15, 2027 (but excluding accrued but unpaid interest to such Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (2) the principal amount of such Note, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.
“Asset Sale” means
(i)the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, shall be governed by Section 4.09 or Section 5.01 and not by Section 4.06);
(ii)the issue or sale by the Company or any Restricted Subsidiaries to any Person (other than the Company or any Restricted Subsidiaries) of Equity Interests of any of the Company’s Subsidiaries, and
(iii)the issue or sale by the Company or any Restricted Subsidiaries to any Person (other than the Company or any Restricted Subsidiaries) of Equity Interests of any Guarantor;
in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a Fair Market Value in excess of $50,000,000 or for net proceeds in excess of $50,000,000.
Notwithstanding the foregoing, the term “Asset Sale” shall not include:
(i)any disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and any disposition that constitutes a Permitted Investment;
(ii)(A) the transfer or other disposition of Dealer Loans, Installment Contracts or Purchased Contracts or trust certificates issued to evidence, or payment rights in respect of, the residual interest in Dealer Loan Pools, Installment Contracts or Purchased Contracts, and any participation therein, and related rights and assets in connection with any Permitted Securitization and (B) the disposition of Dealer Loans resulting from any purchases of the related Dealer’s right to payments relating to the Installment Contracts to which such Dealer Loans relate;
(iii)the disposition of cash or Cash Equivalents;
(iv)terminations of Hedging Obligations;
(v)any financing transaction with respect to assets or rights of the Company or any Restricted Subsidiary, including any sale and leaseback of assets or rights not prohibited by Section 4.03 or Section 4.10;

(vi)any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind; and
(vii)the grant of any Lien not prohibited by this Indenture and any foreclosure or exercise in respect thereof.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:
(i)the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(ii)the sum of all such payments.
“Banking Product Obligations” means any obligations of the Company or any Restricted Subsidiary owed to any Person in respect of treasury management services (including services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored value card services, other cash management services, lock-box leases and other banking products or services related to any of the foregoing.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.
“Cash Equivalents” means:
(i)obligations (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (2) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 12 months after acquisition thereof, or certificates representing an ownership interest in any such obligations;
(ii)securities issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s;
(iii)demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one of Moody’s or S&P or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
(iv)repurchase obligations for underlying securities of the type described in clauses (ii) and (iii) of this definition entered into with any financial institution meeting the qualifications specified in such clause (iii);
(v)commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time at which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and
(vi)interests in any investment company or money market fund that invests substantially all of its assets in instruments of the types described in clauses (i) through (v) of this definition.

“Change of Control” means the occurrence of any of the following:
(i)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);
(ii)the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii)any “person” (as defined above), other than one or more Permitted Holders, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the Voting Stock of the Company (measured by voting power rather than number of shares); or
(iv)the Company consolidates with, or merges with or into, any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);
provided, however, that (A) clause (iii) of this definition shall not include any transaction where (x) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company, and (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction and have substantially the same relative ownership percentages as immediately prior to that transaction; and (B) for purposes of clause (iii) of this definition, a “person” (as defined above) holding derivative securities settled exclusively in cash shall not be deemed to be the beneficial owner of the reference securities underlying such derivative securities.
Notwithstanding anything to the contrary, a “person” (as defined above) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the Restricted Subsidiaries computed on a consolidated basis under GAAP (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or any Restricted Subsidiaries, without duplication:
(i)interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;
(ii)amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;
(iii)capitalized interest;
(iv)non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to mark valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;
(v)commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
(vi)net payments pursuant to Hedging Obligations;
(vii)the product of (1) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (2) a fraction, the numerator of which is one, and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);
(viii)interest incurred in connection with Investments in discontinued operations; and
(ix)interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary.
“Consolidated Net Income” means, for any period, net earnings (or loss) after income taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons, in accordance with GAAP, but excluding:

(i)net earnings (or loss) of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;
(ii)any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of any assets other than intangible assets (so classified in accordance with GAAP), inventories, accounts receivable and Investments in and securities of any other person other than in the ordinary course of business;
(iii)any extraordinary or non-recurring gains or losses (including any gain on sale generated by a Permitted Securitization, except to the extent the Company or a Guarantor has received a cash benefit therefrom in the applicable reporting period); and any interest income generated by a Permitted Securitization, except to the extent the Company or a Guarantor has received a cash benefit therefrom in the applicable reporting period and except for interest earned on amounts on deposit in collection accounts, principal collection accounts and reserve accounts;
(iv)any gain (net of tax effects attributable thereto) arising from any reappraisal or write-up of assets and any gain or loss (net of tax effects attributable thereto) arising from the non-cash effect of equity compensation expense;
(v)any portion of the net earnings of any Restricted Subsidiary other than a Guarantor that for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary; provided, however, that for purposes of computing the Fixed Charge Coverage Ratio, net earnings of a Special Purpose Subsidiary shall not be excluded solely due to restrictions on the payment of dividends contained in Nonrecourse Indebtedness or the constituent documents of such Special Purpose Subsidiary;
(vi)any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;
(vii)except as set forth herein, any earnings of any Person acquired by the Company or any Restricted Subsidiary through the purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of the assets of which have been acquired by the Company or any Restricted Subsidiary, for any period prior to the date of acquisition;
(viii)net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary shall have an ownership interest unless such net earnings shall actually have been received by the Company or such Restricted Subsidiary in the form of cash distributions; and
(ix)any restoration during such period to income of any contingency reserve (other than any contingency reserve for taxes), except to the extent that provision for such reserve was made either (1) during such period out of income accrued during such period, or (2) in connection with the Company’s program of financing Installment Contracts (x) to provide for vehicle service contract claims for which the Company may be responsible, or (y) to cover credit losses in connection with Dealer Loans Receivable or Purchased Contracts;

plus (a) an after-tax amount (which may be greater than, equal to or less than zero) reflecting any provision for credit losses recorded under GAAP, and (b) an after-tax amount (which may be greater than, equal to or less than zero) reflecting an adjustment to finance charge revenue on Installment Contracts such that such revenue is recognized, with respect to each Installment Contract or pool of Installment Contracts, as applicable, on a level-yield basis based upon expected future net cash flows, as determined by the Company at origination of the applicable Installment Contracts and from time to time thereafter, over the remaining forecast period for such Installment Contract or pool of Installment Contracts; provided that the addition of the amounts described in the immediately preceding clauses (a) and (b) shall be subject to the Company having disclosed such amounts for each of its fiscal years completed during such period and for which financial statements of the Company are available and for each of its fiscal quarters, if any, ended during such period after the last such completed fiscal year and for which financial statements of the Company are available, in the case of any such fiscal quarter or fiscal year, in a periodic report filed with the SEC pursuant to the Exchange Act, in a news release, on the Company’s Internet website or in a notice to the Trustee.
“Consolidated Total Assets” means, as of any date of determination, the total assets reflected on the consolidated balance sheet of the Company and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which an internal balance sheet is available, on a consolidated basis determined in accordance with GAAP (and, in the case of any determination relating to any incurrence of Indebtedness, any Lien or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).
“Credit Agreement” means the Sixth Amended and Restated Credit Agreement, dated as of June 23, 2014, among the Company, the lenders listed therein and Comerica Bank, as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified as of the Issue Date.
“Credit Facility” means the Credit Agreement and one or more additional credit agreements, indentures, note purchase agreements or other debt facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Dealer” means a Person engaged in the business of the retail sale of new or used motor vehicles, including both businesses exclusively selling used motor vehicles and businesses principally selling new motor vehicles, but having a used vehicle department, including any such Person which constitutes an Affiliate of the Company.
“Dealer Agreement” means a sales or servicing agreement between the Company or one or more Restricted Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or one or more Restricted Subsidiaries (i) accepts, as nominee for such Dealer, the assignment of Installment

Contracts for purposes of administration, servicing and collection and under which the Company or one or more Restricted Subsidiaries may make loans or advances to such Dealer included in Dealer Loans Receivable or (ii) accepts Installment Contracts for purchase from such Dealer or funds Installment Contracts originated by such Dealer in the name of the Company or any Restricted Subsidiaries, in each case as such agreement may be in effect from time to time.
“Dealer Loan Pool” means a grouping on the books and records of the Company or any Restricted Subsidiaries of Dealer Loans and bearing the same pool identification number assigned by the Company’s computer system, and to which Dealer Loans and the related Installment Contracts were assigned in the ordinary course of the Company’s business in the order such Dealer Loans were made by the Company and such Installment Contracts were originated by such Dealer without the exercise of discretion by the Company.
“Dealer Loans” means the advances of cash made by the Company or any of its Subsidiaries to a Dealer at the time an Installment Contract is approved, accepted by and assigned to the Company or any of its Subsidiaries under a Dealer Agreement described in clause (i) of the definition of Dealer Agreement, against anticipated future collections on Installment Contracts serviced for such Dealer, as outstanding from time to time.
“Dealer Loans Receivable” means the “Loans receivable, net” that would appear in the consolidated financial statements of the Company and the Restricted Subsidiaries prepared in accordance with GAAP, to the extent reflecting Dealer Loans.
“Default” means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.
“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(i)matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
(ii)is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
(iii)is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control”

occurring prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:
(i)the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and set forth in Section 4.06 or Section 4.09, respectively; and
(ii)any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(i)all income tax expense of the Company and the Restricted Subsidiaries for such period;
(ii)Consolidated Interest Expense for such period; and
(iii)depreciation and amortization (including amortization or impairment write-offs of goodwill and other intangibles) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company (directly or indirectly) by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of the property or assets in question shall be determined in good faith by an appropriate financial officer of the Company unless such Fair Market Value (excluding the Fair Market Value of any portion of such asset or property consisting of cash or Cash Equivalents) is determined to be in excess of $15,000,000, in which case it shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and, in the case of any determination made by the Board of Directors, evidenced by a resolution of the Board of Directors.
“Fixed Charge Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
(i)if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness (in each case other than ordinary working capital borrowings), or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to any Indebtedness incurred on the date of determination pursuant to Section 4.03(b);
(ii)if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than ordinary working capital borrowings) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to the discharge on the date of determination of any Indebtedness to the extent such discharge results from proceeds of Indebtedness incurred pursuant to Section 4.03(b);
(iii)if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
(iv)if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and
(v)if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate hedging agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months).
“Founder Group” means (i) any former spouse of Donald A. Foss; (ii) a lawful lineal descendant of Donald A. Foss or the spouse of any such descendant; (iii) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship or custodianship for the primary benefit of one or more individuals described in clause (i) or (ii) of this definition; (iv) any foundation established by Donald A. Foss or one or more individuals described in clause (i) or (ii) of this definition; and

(v) a Person controlled directly or indirectly by one or more individuals or entities described in clause (i), (ii), (iii) or (iv) of this definition.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date and consistently applied.
“Government Securities” means securities that are direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
“Guarantor” means
(i)each of Buyers Vehicle Protection Plan, Inc., a Michigan corporation, and Vehicle Remarketing Services, Inc., a Michigan corporation; and
(ii)any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, until such Person is released from its Note Guarantee in accordance with this Indenture.
“Hedging Agreements” means any Interest Rate Protection Agreements and any foreign currency exchange agreements (including without limitation foreign currency hedges and swaps) or other foreign exchange transactions, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements entered into by the Company and/or any of its Subsidiaries to manage existing or anticipated foreign exchange risk and not for speculative purposes.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.
“Holder” means any registered holder, from time to time, of the Notes.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(i)the principal in respect of (1) indebtedness of such Person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
(ii)all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(iii)all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
(iv)all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations set forth in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
(v)the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
(vi)all Guarantees by such Person of obligations of the type referred to in clauses (i) through (v) or dividends of other Persons;
(vii)all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and
(viii)to the extent not otherwise included in this definition, Hedging Obligations of such Person.
Indebtedness of a Person includes Acquired Indebtedness of such Person.
Notwithstanding the foregoing, the term “Indebtedness” shall exclude (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter and (ii) obligations of the Company and the Restricted Subsidiaries under Standard Securitization Undertakings. Notwithstanding anything to the contrary, upon the defeasance or satisfaction and discharge of Indebtedness in accordance with the terms of such Indebtedness, such Indebtedness shall cease to be “Indebtedness” hereunder (for the avoidance of doubt, including upon the giving or mailing of a notice of redemption and redemption funds being deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring such Indebtedness).
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as set forth above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
“Installment Contract” means a retail installment contract for the sale of new or used motor vehicles purchased outright from Dealers by the Company or a Restricted Subsidiary or written by Dealers in the name of the Company or a Restricted Subsidiary (and funded by the Company or such Restricted Subsidiary) or assigned by Dealers to the Company or a Restricted Subsidiary, as nominee for the Dealer, for administration, servicing, and collection, in each case pursuant to an applicable Dealer Agreement.
“Interest Rate Protection Agreement” means any interest rate, swap, cap, floor, collar, forward rate agreement or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements existing on the Issue Date or thereafter entered into by the Company or any of its Subsidiaries to manage existing or anticipated interest rate risk and not for speculative purposes.
“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(i)“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (1) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(ii)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) in the case of Moody’s, BBB- (or the equivalent) in the case of S&P or the equivalent investment grade credit rating in the case of any other Nationally Recognized Statistical Rating Organization.
“Issue Date” means February 28, 2025.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided, however, that in no event shall an operating lease be deemed to constitute a Lien. The term “Lien” does not include negative pledge clauses in agreements relating to the borrowing of money or the obligation of the Company or any Subsidiary (a) to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies, or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements, unless the Company or such Subsidiary has encumbered its interest in such monies or deposits or in other property of the Company or such Subsidiary to secure such obligations.
“Limited Condition Transaction” means the entering into or consummation of any transaction, including (a) any acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock, Indebtedness or otherwise) or other Investment by the Company or one or more Restricted Subsidiaries, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, (c) any Restricted Payment and (d) any Asset Sale or a disposition excluded from the definition of “Asset Sale.”
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Company or any direct or indirect parent company thereof on the date the relevant Restricted Payment is made pursuant to Section 4.04(b)(xi) multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock on The Nasdaq Stock Market (or, if the primary listing of such Capital Stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the second Business Day prior to such date.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
“Net Cash Proceeds” means (i) with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof and (ii) with respect to an Asset Sale, the payments received in the form of cash or the value of Cash Equivalents therefrom (including any such payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:
(1)all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;
(2)all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;
(3)all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;
(4)the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and
(5)any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds shall be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
“Nonrecourse Indebtedness” means, with respect to any Special Purpose Subsidiary, Indebtedness of such Special Purpose Subsidiary as to which neither the Company nor any Restricted Subsidiary (other than such Special Purpose Subsidiary) is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect for, such Indebtedness except for a Lien on the Capital Stock of such Special Purpose Subsidiary to the creditors thereof which is not recourse to any other assets of the Company or any other Restricted Subsidiary and except for Standard Securitization Undertakings).
“Notes” means all the 6.625% Senior Notes due 2030 issued under this Indenture, treated as a single class.
“Note Guarantee” means the Guarantee on the terms set forth in this Indenture by a Guarantor of the Company’s obligations under the Notes.
“Notes Obligations” means the Obligations of the Company and the Guarantors under this Indenture and the Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum dated February 13, 2025 pursuant to which the Initial Notes were offered to investors.
“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Treasury Officer, the Treasurer, the Senior Vice President, Finance and Accounting, any other Senior Vice President or the Secretary of the Company.

“Officers’ Certificate” of the Company means a certificate signed on behalf of the Company by two Persons, one of which shall be any of the following: the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Treasury Officer, the Treasurer, any Senior Vice President or any Executive Vice President (or any other officer that performs similar duties) of the Company, and the other one shall be any of the following: the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Treasury Officer, the Treasurer, any Senior Vice President, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Executive Vice President (or any other officer that performs similar duties) of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Permitted Holder” means (i) any member of the Founder Group; and (ii) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Company. In addition, any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute a Permitted Holder.
“Permitted Investments” means:
(i)any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if such Wholly Owned Restricted Subsidiary is a Special Purpose Subsidiary, at the time of and after giving effect to such Investment no Event of Default shall have occurred and be continuing;
(ii)any Investment in cash, Cash Equivalents, the Notes or the Note Guarantees;
(iii)any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (1) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Related Business or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor and that is engaged in a Related Business;
(iv)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06;

(v)any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(vi)any Investment consisting of purchases or other acquisitions of Dealer Loans, Installment Contracts and leases securing or otherwise relating to Dealer Loans and related financial assets;
(vii)any Investment existing on the Issue Date;
(viii)loans and advances to officers, directors and employees for payroll, business-related travel, moving expenses and similar purposes to, and Guarantees issued to support the obligations of officers, directors and employees, in each case in the ordinary course of business;
(ix)Hedging Obligations otherwise permitted under this Indenture;
(x)receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; cash management investments or liquid or portfolio securities pledged as collateral in accordance with Section 4.10; and endorsements for collection or deposit in the ordinary course of business;
(xi)any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment held by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment, (B) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (C) in satisfaction of claims or judgments;
(xii)any Investment made by any Restricted Subsidiary primarily engaged in reinsurance activities, including VSC Re Company; provided, however, such Investments are made in the ordinary course of its reinsurance business;
(xiii)obligations (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (2) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, or certificates representing an ownership interest in any such obligations;
(xiv)commercial paper issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time at which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and
(xv)other Investments by the Company or any of its Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not, in the aggregate, exceed the greater of (x) $135,000,000 and (y) 1.5% of Consolidated Total Assets at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).
“Permitted Liens” means:

(i)Liens existing on the Issue Date;
(ii)Liens on Dealer Loans, Installment Contracts or Purchased Contracts or trust certificates issued to evidence, or rights of payment in respect of, the residual interest in Dealer Loan Pools, Installment Contracts or Purchased Contracts, and any participation therein, and related rights and assets and the proceeds thereof incurred in connection with Permitted Securitizations;
(iii)Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided, however, that, in the case of contested taxes, adequate reserves with respect thereto are maintained on the books of the applicable Person in conformity with GAAP;
(iv)statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;
(v)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security or welfare legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(vi)easements, rights of way, restrictions, covenants and other similar encumbrances affecting real property and minor imperfections of title that would not in any case reasonably be expected to have a material adverse effect on the present or future use of the property to which it relates or a material adverse effect on the sale or lease of such property;
(vii)rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, including Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;
(viii)Liens incurred on deposits to secure (1) the performance of tenders, bids, trade contracts, licenses and leases, fee and expense arrangements with trustees and fiscal agents, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money, or (2) indemnification obligations entered into in the ordinary course of business relating to any disposition permitted hereunder;
(ix)Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default pursuant to clause (vi) of the definition thereof;
(x)leases, subleases and other occupancy agreements with respect to real property owned or leased by the Company or any Restricted Subsidiary not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(xi)Liens to secure Indebtedness permitted under Section 4.03(b)(i);
(xii)non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
(xiii)Liens in favor of the Company or any Restricted Subsidiary (other than a Special Purpose Subsidiary);
(xiv)Liens securing any Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary that would not have secured the Indebtedness so Refinanced had such Indebtedness not been Refinanced;
(xv)Liens securing Acquired Indebtedness incurred in accordance with Section 4.03; provided, however, that:
(1)such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and
(2)such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary as determined by the management of the Company in their reasonable and good faith judgment;
(xvi)Liens securing performance, bid, appeal, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
(xvii)Liens securing Capital Lease Obligations, mortgage financings or purchase money obligations securing Indebtedness set forth in Section 4.03(b)(xiii); provided, however, that any such Lien (A) covers only the assets acquired, constructed or improved with such Indebtedness and (B) is created within 180 days of such acquisition, construction or improvement;
(xviii)Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;
(xix)deposits made in the ordinary course of business to secure liability to insurance carriers;

(xx)Liens securing Banking Product Obligations;
(xxi)Liens on cash or cash equivalents securing permitted Hedging Obligations;
(xxii)Liens on property or assets deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging or otherwise acquiring or retiring Indebtedness; provided that such repurchase, redemption, defeasance, repayment, satisfaction and discharge or other acquisition or retiring of Indebtedness is not prohibited by this Indenture; or
(xxiii)Liens other than any of the foregoing incurred by the Company or any Restricted Subsidiary with respect to Indebtedness that does not, in the aggregate, when added together with all then-outstanding Indebtedness secured by Liens under this clause (xxiii), exceed the greater of (x) $135,000,000 and (y) 1.5% of Consolidated Total Assets.
Permitted Liens need not be incurred solely by reference to one of the categories in the definition of such term specified in clauses (i) through (xxiii) thereof, but may be incurred in part under any combination of such categories. In the event that a Lien (or any portion thereof) meets the criteria of more than one of such categories of Permitted Liens, the Company, in its sole discretion, may divide or classify, or later divide or reclassify (as if incurred at such later time), such Lien (or any portion thereof) as a Permitted Lien under any combination of such categories.
“Permitted Securitization” means each transfer or encumbrance (each a “disposition”) of (A) specific Dealer Loan Pools (and any interest in and Lien on the Installment Contracts, motor vehicles, and other rights and financial assets relating thereto) or specific Purchased Contracts (and any interest in and Lien on motor vehicles and other rights and financial assets relating thereto), or (B) the trust certificate issued to evidence, or rights to payment in respect of, the residual interest in Dealer Loan Pools, Installment Contracts or Purchased Contracts and other financial assets transferred or encumbered pursuant to a Permitted Securitization, in each case by the Company or one or more Restricted Subsidiaries to one or more Special Purpose Subsidiaries or by one Special Purpose Subsidiary to another Special Purpose Subsidiary, conducted in accordance with the following requirements:
(i)each disposition in clause (A) shall identify with reasonable certainty the specific Dealer Loan Pools or Purchased Contracts, as applicable, covered by such disposition and (x) such Dealer Loan Pools or Purchased Contracts shall have performance and other characteristics so that the quality of such Dealer Loan Pools or Purchased Contracts, as the case may be, is comparable to, but not materially better than, the overall quality of the Company’s Dealer Loan Pools or Purchased Contracts, (as applicable) available for disposition at the time of such disposition, as determined in good faith by the Company in its reasonable discretion or (y) with respect to any such assets assigned to an uncapped Dealer Loan Pool subsequent to such Dealer Loan Pool becoming a securitized pool, the assets covered by such disposition shall have been assigned to such Dealer Loan Pool in the order in which such assets were originated and without the exercise of any discretion by the Company;
(ii)the only Indebtedness of the Company or any Restricted Subsidiary resulting from such disposition shall be Nonrecourse Indebtedness of one or more Special Purpose Subsidiaries; and
(iii)both immediately before and after such disposition, no Event of Default has occurred and is continuing.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or government or any agency or political subdivision thereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Purchased Contracts” means Installment Contracts purchased by the Company or any of its Subsidiaries from a Dealer.
“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (i) borrowed from such Person, any Subsidiary of such Person or an employee stock ownership or benefit plan of such Person or (ii) contributed, extended, guaranteed or advanced by such Person, any Subsidiary of such Person or an employee stock ownership or benefit plan of such Person. Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.
“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the occurrence of a Change of Control and (b) the date of first public notice of the intention by the Company to effect a Change of Control and (ii) ends 60 days following the consummation of such Change of Control; provided that if (1) during such period, either of the Rating Agencies has publicly announced that it is considering the possible downgrade of the Notes as a result of such Change of Control and (2) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Ratings Event, then such period shall be extended for such time as the rating of the Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade as a result of such Change of Control and such downgrade could cause a Ratings Event.
“Ratings Event” means the occurrence of a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by either of the Rating Agencies. Notwithstanding anything to the contrary, a Ratings Event otherwise arising by virtue of a particular reduction in or withdrawal of rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agency or Rating Agencies making the reduction in or withdrawal of rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee and the Company in writing at its or the Company’s request that the reduction or withdrawal, as applicable, was attributable in whole or in part to the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time the Ratings Event would otherwise have arisen).
“Redemption Date” means any date on which some or all of the Notes are to be redeemed in accordance with Section 3.07.
“Refinance” means, in respect of any Indebtedness, to refinance, restructure, extend, renew, refund, pay, repay, prepay, redeem, defease, discharge or retire, or to issue a security or Indebtedness in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
(i)such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;
(ii)such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
(iii)such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and
(iv)if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that, upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall, to the extent that it remains a Subsidiary of the Company at such time, be a Restricted Subsidiary.
“S&P” means S&P Global Ratings, and any successor thereto.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary substantially concurrently leases it from such Person.
“SEC” means the U.S. Securities and Exchange Commission and any successor agency.
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization” means (1) a public or private transfer or encumbrance of Dealer Loans, Installment Contracts or Purchased Contracts in the ordinary course of business and by which the Company or any of the Restricted Subsidiaries directly or indirectly securitizes or similarly finances a pool of specified Dealer Loans, Installment Contracts or Purchased Contracts, including any such transaction involving the transfer or encumbrance of specified Dealer Loans, Installment Contracts or Purchased Contracts to a Special Purpose Subsidiary, or (2) a public or private transfer or encumbrance of the trust certificate issued to evidence, or rights to payment in respect of, the residual interest in Dealer Loan Pools, Installment Contracts or Purchased Contracts and other financial assets transferred or encumbered pursuant to a Securitization.
“Senior Indebtedness” means (1) all Indebtedness of the Company and any Restricted Subsidiary, whether outstanding on the Issue Date or thereafter incurred, and (2) all other Obligations (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are expressly subordinate in right of payment to the Notes or the applicable Note Guarantee, as the case may be; provided, however, that Senior Indebtedness shall not include:
(1)any obligation to the Company or any Subsidiary of the Company;
(2)any liability for federal, state, local or other taxes;
(3)any accounts payable or other liability to trade creditors arising in     the ordinary course of business;
(4)any Capital Stock; and
(5)that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
For all purposes of this Indenture, (1) unsecured Indebtedness shall not be treated as subordinated to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness shall not be treated as subordinated to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral, (3) Indebtedness which is not Guaranteed shall not be treated as subordinated to Indebtedness that is Guaranteed merely because of such Guarantee and (4) Indebtedness under any Secured Indebtedness shall not be treated as subordinated because of the application of waterfall or other payment-ordering or collateral-sharing provisions affecting any such Secured Indebtedness.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect from time to time.
“Special Purpose Subsidiary” means any wholly owned direct or indirect Subsidiary of the Company established for the sole purpose of conducting one or more Permitted Securitizations and otherwise established and operated in accordance with customary industry practices.
“Standard Securitization Undertakings” means representations, warranties, covenants, duties, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company that the Company has determined in good faith to be customary in a Securitization, including those relating to the servicing or custody of, or the maintenance of records relating to, the assets of a Special Purpose Subsidiary.

“Stated Maturity” means, with respect to any security, loan or other evidence of Indebtedness, the date specified in such security, loan or other evidence of Indebtedness as the fixed date on which the final payment of principal of such security, loan or other evidence of Indebtedness is due and payable, including pursuant to any mandatory repayment, redemption or repurchase provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof so long as such obligations remain contingent.
“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.
“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any trust more than 50% of the beneficial interests in which are owned by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (iii) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Company.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to March 15, 2027; provided, however, that if the period from such Redemption Date to March 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Trustee” means U.S. Bank Trust Company, National Association, a national banking association, as trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving as trustee under this Indenture.
“Trusts” shall mean the trusts established in connection with the Company’s vehicle service contract business or other ancillary product business and required to be consolidated with the Company and its Subsidiaries under GAAP.
“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published on the date two (2) Business Days prior to such determination in The Wall Street Journal or, in the event The Wall Street Journal has not published such spot rate, in such source as may be selected in good faith by the Company.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Unrestricted Subsidiary” means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.
The Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or any Restricted Subsidiary or owns or holds any Indebtedness of or Lien on any property of the Company or any Restricted Subsidiary; provided, however, that:
(i)any Guarantee or other credit support by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an incurrence of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation;
(ii)either (1) the Restricted Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and
(iii)after giving pro forma effect to the incurrence of Indebtedness and the Investment referred to in clause (i) of this proviso, (1) such Indebtedness would be permitted to be incurred as Ratio Indebtedness, (2) such Investment would be in compliance with Section 4.04 and (3) no Default shall have occurred and be continuing.
The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:
(i)no Default shall have occurred and be continuing at the time of or after giving effect to such designation; and
(ii)all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.
Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that (i) if such Person is a corporation, is at the time entitled to vote in the election of such corporation’s board of directors or (ii) if such Person is an entity other than a corporation, is at the time entitled to vote in the election of the group or individual exercising the authority with respect to such Person generally vested in a board of directors of a corporation.
“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
SECTION 1.02. Other Definitions.

Term	Defined in Section
“10b5-1 Plan”	1.05(a)
“Affiliate Transaction”	4.07(a)
“Appendix”	2.01
“Arm’s Length Terms”	4.07(a)(i)
“Applicable Premium Deficit”	8.01
“Asset Sale Offer”	4.06(b)
“Asset Sale Offer Trigger Date”	4.06(b)

“Bankruptcy Law”	6.01(c)
“Change of Control Offer”	4.09(a)
“Change of Control Payment”	4.09(a)
“Change of Control Payment Date”	4.09(a)
“Company”	Preamble
“Covenant Defeasance”	8.02(a)
“Covenant Suspension Event”	4.13
“Credit Facility Indebtedness”	4.03(b)(i)
“Custodian”	6.01(c)
“Definitive Note”	Appendix
“Depository”	Appendix
“Event of Default”	6.01(a)
“Excess Proceeds”	4.06(b)
“Guaranteed Obligations”	10.01
“Increased Amount”	4.10
“incur”	4.03(a)
“Initial Lien”	4.10
“Initial Notes”	Appendix
“Legal Defeasance”	8.02(a)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03(b)
“Ratio Indebtedness”	4.03(a)
“Replacement Notes”	Appendix
“Restricted Payments”	4.04(a)

“Registrar”	2.03
“Reversion Date”	4.13
“Second Commitment”	4.06(a)
“Suspended Covenants”	4.13
“Suspension Period”	4.13
“Transaction Election”	1.05(a)
“Transaction Test Date”	1.05(a)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the provisions of the TIA, other than TIA §314(d) and TIA §314(b) (which shall not be applicable to this Indenture unless it is qualified under the TIA), that, pursuant to TIA § 318(c), govern indentures qualified under the TIA, which provisions (other than TIA §314(d) and TIA §314(b), which shall not be applicable to this Indenture unless it is qualified under the TIA) are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
“Commission” means the SEC;
“indenture securities” means the Notes and the Note Guarantees;
“indenture security holder” means a Holder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
(i)a term has the meaning assigned to it;
(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)“or” is not exclusive;
(iv)“including” means including without limitation;
(v)words in the singular include the plural and words in the plural include the singular;
(vi)unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(vii)Secured Indebtedness shall not be deemed to be subordinate or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral;
(viii)the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;
(ix)all references to the date the Notes were originally issued shall refer to the Issue Date;
(x)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
(xi)all references to Sections or Articles are to Sections or Articles of or to this Indenture unless otherwise indicated; and
(xii)references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules as in effect from time to time.
SECTION 1.05. Limited Condition Transactions; Compliance Calculations. (a) Notwithstanding anything in this Indenture to the contrary, when (i) calculating any applicable ratio in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of any acquisition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, the repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action or (iii) determining availability of a “basket” or exception or compliance with any condition to any action or transaction, in the case of each of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, and the availability of such “basket” or exception or compliance with such condition shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment; or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is

entered into; or the date a binding offer in respect of the target of such acquisition or Investment is made; or the date notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or such Asset Sale is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock; or, in the case of any Limited Condition Transaction to be effected in a tender offer, the date of commencement of such tender offer; or, in the case of a Restricted Payment effected pursuant to a plan under Rule 10b5-1 under the Exchange Act (each such plan, a “10b5-1 Plan”) within 60 days after the date such plan is established, the date such plan is established; provided that, on the date such plan is established, the Company has sufficient Restricted Payment capacity under Section 4.04 to make such Restricted Payment under the 10b5-1 Plan (any such date, the “Transaction Test Date”). If, after giving pro forma effect to the relevant Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries could have taken such action on the relevant Transaction Test Date in compliance with such ratios, absence of Default or Event of Default or “basket,” exception or condition, such ratios, absence of Default or Event of Default or “basket,” exception or condition shall be deemed to have been complied with.
For the avoidance of doubt, if the Company has made a Transaction Election and (x) any of the ratios, tests or “baskets” for which compliance was determined or tested as of the Transaction Test Date are exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of fluctuations in any such ratio, test or “basket” at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions shall be deemed not to have been exceeded (or, with respect to the Fixed Charge Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder (provided, for the avoidance of doubt, that the Company or any Restricted Subsidiary may rely upon any improvement in any such ratio, test or “basket” availability); (y) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the Transaction Test Date would at any time after the Transaction Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions shall not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (z) in calculating the availability under any ratio, test or “basket” in connection with any subsequent calculation of any ratio, test or “basket” availability on or following the relevant Transaction Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the applicable agreement or tender offer or 10b5-1 Plan for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or “basket” availability shall be calculated giving pro forma effect to, and assuming that, such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated. For the further avoidance of doubt, in the absence of a Transaction Election, unless specifically stated in this Indenture to be otherwise, all determinations of (x) compliance with any financial ratio, test or amount or any cap or other financial metric, (y) any requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (z) any availability test under any “baskets,” availability of any exception or satisfaction of any condition shall, in each case, be made as of the applicable date of the consummation of the relevant transaction or the time the applicable action is taken, change is made, transaction is consummated or event occurs, as the case may be, and no Default or Event of Default shall be deemed to occur with respect to such transaction, action, change or event solely as a result of a change in any such financial ratio or test, amount, financial metric, “basket” or exception availability or satisfaction of a condition occurring after such time.
(b) Notwithstanding anything to the contrary in this Indenture, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued or any other transaction is undertaken in reliance on a ratio “basket” that is based on, or the availability of which is otherwise subject to, the Fixed Charge Coverage Ratio, such ratio shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other “basket” on the same date. Each such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) that is incurred or issued and each such other transaction undertaken shall be deemed for purposes of such ratio calculation to have been incurred, issued or taken first, to the extent available, pursuant to the Fixed Charge Coverage Ratio test.
ARTICLE II

The Notes
SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form of Exhibit I to the Appendix, which Exhibit I is hereby incorporated in, and expressly made a part of, this Indenture. Any other Notes other than the Initial Notes and the Trustee’s certificate of authentication with respect to any such other Notes shall be substantially in the form of Exhibit II to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, policies or procedures of any applicable depositary, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit I and Exhibit II to the Appendix are part of the terms of this Indenture.
SECTION 2.02. Execution and Authentication. One Officer shall sign the Notes for the Company in accordance with Section 11.12. Notes shall be authenticated by the Trustee in accordance with Section 2.2 of the Appendix.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may appoint and change any Paying Agent or Registrar without notice.
The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA to the extent such terms are incorporated in this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Restricted Subsidiary of the Company incorporated or organized within the United States of America may act as Paying Agent or Registrar.
The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.
SECTION 2.04. Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company is not required to transfer or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Note for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in replacement thereof if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.
Every such replacement Note is an additional Obligation of the Company.
SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue. Notes or portions thereof the payment for which on the applicable Redemption Date or maturity date money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes in accordance with the Legal Defeasance, Covenant Defeasance or satisfaction and discharge provisions of Article VIII (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture) shall be considered not to be outstanding.
SECTION 2.09. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.
SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
SECTION 2.11. Registered Holders. Notwithstanding anything to the contrary in this Indenture, the registered Holder of a Note shall be treated as the owner thereof for all purposes, and no transfer of a Note shall be effective unless entered in the register kept by the Registrar pursuant to Section 2.03.
SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any CUSIP numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance of such Additional Notes, the issue price of such Additional Notes, the date as of which interest begins to accrue on such Additional Notes and the first interest payment date with respect to such Additional Notes. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.
With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Notes; and
(b) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that, if any such Additional Notes are not fungible for U.S. federal income tax or federal securities law purposes with any other Notes issued under this Indenture, then such Additional Notes shall be identified by a separate CUSIP number or by no CUSIP number.
SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
ARTICLE III

Redemption
SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall notify the Trustee in writing of the applicable Redemption Date, the principal amount of Notes to be redeemed and the paragraph of Section 3.07 pursuant to which the redemption will occur.
The Company shall give each notice to the Trustee provided for in this Section at least 10 days before the applicable Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption shall comply with the conditions herein.
SECTION 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis (or as nearly pro rata as practicable), by lot or by such method as the Trustee shall deem fair and appropriate (in any case subject to the rules and procedures of the applicable depositary); provided, however, that no Notes of $2,000 or less shall be redeemed in part. Notes in denominations larger than $2,000 principal amount may be redeemed in part, but only in whole multiples of $1,000.
SECTION 3.03. Notice of Redemption. Notices of redemption shall be mailed by first-class mail (or otherwise sent in accordance with applicable procedures of the Depository) at least 10 days but not more than 60 days before the applicable Redemption Date (except that notices of redemption may be sent or mailed more than 60 days before the applicable Redemption Date in connection with a Legal Defeasance, Covenant Defeasance or discharge of this Indenture pursuant to Section 8.01) to each Holder of Notes to be redeemed at its registered address. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect thereto may be performed by another Person. Notice of any redemption of the Notes in connection with a corporate transaction (including an offering of common stock of the Company, an incurrence of Indebtedness or a Change of Control) may, at the Company’s discretion, be given prior to the completion thereof, and any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a related transaction. If a redemption or notice of redemption of the Notes is so subject to satisfaction of one or more conditions precedent, in the Company’s discretion, the applicable Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and the applicable notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the applicable Redemption Date, or by the applicable Redemption Date as so delayed. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least two (2) Business Days (unless a shorter period shall be agreed to by the Trustee) before notice of redemption is required to be mailed or sent or caused to be mailed or sent to Holders pursuant to this Section 3.03, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.
SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed or sent, Notes called for redemption become, subject to any conditions precedent set forth in the notice, due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Notes shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.05. Deposit of Redemption Price. By no later than 10:00 a.m. (New York City time) on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. Subject to any conditions precedent set forth in the applicable notice of redemption, Notes called for redemption become due on the applicable Redemption Date. On and after the applicable Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.
SECTION 3.07. Optional Redemption. (a) At any time and from time to time prior to March 15, 2027, the Notes may be redeemed at the Company’s option, in whole or in part, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, plus the Applicable Premium as of the applicable Redemption Date.
(b)    On and after March 15, 2027, the Notes may be redeemed, at the Company’s option, in whole or in part, at any time and from time to time, at the redemption prices set forth below. The Notes shall be redeemable at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on March 15 of each of the years indicated below:

Year	Percentage

2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

(c)    At any time on or prior to March 15, 2027, the Company may on any one or more occasions redeem up to an aggregate of 40.0% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes) at a redemption price of 106.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of a public offering of common stock of the Company; provided, however, that at least 60.0% in aggregate principal amount of the Notes (including the principal amount of any

Additional Notes) remains outstanding immediately after the occurrence of such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates) and that such redemption shall occur within 90 days of the date of the closing of such public offering.
(d)    In connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon notice of redemption sent or mailed not more than 30 days following the date of such purchase, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date.
(e)    If the Redemption Date with respect to a Note to be redeemed is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest on that Note shall be payable to the Person that was, at the close of business on such record date, the Holder of that Note, and no additional interest for the period to which that interest record date relates shall be payable with respect to that Note.
ARTICLE IV

Covenants
SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.
SECTION 4.02. SEC Reports. (a) If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and, within 15 days after it files them with the SEC, provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall provide the Trustee and Holders with such reports within 15 days after the time periods specified in such Exchange Act sections for a registrant that is not an accelerated filer or a large accelerated filer; provided, however, that
(i)no certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 shall be required (provided further, however, that nothing contained in the terms herein shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute);

(ii)the financial statements required of acquired businesses shall be limited to the financial statements (in whatever form) that the Company receives in connection with the applicable acquisition, whether or not audited;
(iii)no financial statements of unconsolidated entities shall be required;
(iv)no financial schedules specified in Regulation S-X under the Securities Act shall be required;
(v)the Company may limit the information disclosed in such reports in respect of Item 402 of Regulation S-K under the Securities Act to the information identified in Item 402 that is included other than through incorporation by reference in the Offering Memorandum (which disclosure regarding such types of information shall be presented in a manner consistent in all material respects with the disclosure so contained in the Offering Memorandum);
(vi)compliance with the requirements of Item 10(e) of Regulation S-K and Regulation G under the Securities Act shall not be required (but the Company shall provide a reconciliation to any non-GAAP financial measures as defined in Regulation G under the Securities Act);
(vii)information specified in Rules 3-10 and 3-16 and Article 13 of Regulation S-X under the Securities Act with respect to Subsidiaries and affiliates shall not be required; and
(viii)no exhibits pursuant to Item 601 of Regulation S-K under the Securities Act (other than in respect of instruments defining the rights of security holders to the extent such instruments would be required to be filed by paragraph (b)(4) of such Item 601 and material contracts to the extent such contracts would be required to be filed by paragraph (b)(10) of such Item 601) shall be required; provided, however, that contracts required to be filed only by either or both of paragraph (b)(10)(ii)(A) and paragraph (b)(10)(iii) of such Item 601 shall not be required.
References in the immediately preceding clauses (i) through (viii) to statutory or regulatory provisions include any successor provisions.
Notwithstanding anything to the contrary, so long as the Company is a consolidated Subsidiary of a direct or indirect parent company for financial reporting purposes, the reports and other information required to be filed, provided or furnished pursuant to the first paragraph of this Section 4.02(a) may, at the option of the Company, be those of such parent company, rather than those of the Company, and, if the Company so elects in any such case, may be filed, provided or furnished by such parent company; provided that the financial information of such parent company so filed, provided or furnished includes a reasonable explanation of the material differences (if any) between the information relating to such parent company, on the one hand, and the information relating to the Company and its consolidated Subsidiaries on a standalone basis, on the other hand.

(b)    For so long as any Notes remain outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act), at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c)    For so long as the Company (or parent company, as applicable) files the foregoing reports and other information with the SEC, the Company shall be deemed to have provided to the Trustee and Holders all of the foregoing reports and other information if the Company (or parent company, as applicable) has filed or furnished such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.
(d)    To the extent that any report or other information is not filed, provided or furnished within the time periods specified in this Section 4.02 and such report or other information is subsequently filed, provided or furnished, the Company shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.
(e)    Delivery of the foregoing reports and other information to the Trustee pursuant to this Indenture will be for information purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee shall be entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports and other information to ensure compliance with this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.
SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness unless, on the date of such incurrence and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio exceeds 2.0 to 1.0 (any Indebtedness incurred pursuant to this Section 4.03(a) being herein referred to as “Ratio Indebtedness”).
(b)    Section 4.03(a) shall not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):
(i)Indebtedness incurred pursuant to any Credit Facility, including the Guarantees thereof by the Guarantors, in an aggregate amount which, when added to all other Indebtedness incurred pursuant to this clause (i) and then outstanding, does not exceed $800.0 million (any Indebtedness incurred pursuant to the provisions set forth in this clause (i) being herein referred to as “Credit Facility Indebtedness”);
(ii)Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(iii)Nonrecourse Indebtedness incurred by a Special Purpose Subsidiary under a Permitted Securitization and any Refinancing Indebtedness with respect thereto that is Nonrecourse Indebtedness;
(iv)Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date (other than Indebtedness set forth in clauses (i), (ii) and (iii) of this Section 4.03(b));
(v)Refinancing Indebtedness incurred by the Company or any Restricted Subsidiaries to Refinance any Indebtedness that was incurred as Ratio Indebtedness or as Permitted Indebtedness pursuant to clause (ii), (iv), (v) or (xiv) of this Section 4.03(b);
(vi)Indebtedness owing to and held by the Company or any Restricted Subsidiaries; provided, however, that (A) if the Company or the Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Notes Obligations and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to or held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by the provisions set forth in this clause (vi);
(vii)Hedging Obligations incurred in the ordinary course of business and not for speculative purposes and, to the extent constituting Indebtedness, Banking Product Obligations;
(viii)Guarantees of the Notes and Guarantees of Indebtedness that was incurred as Ratio Indebtedness or as Permitted Indebtedness pursuant to clause (v) (to the extent the Refinanced Indebtedness was so guaranteed), (vii), (ix), (x), (xi), (xiii), (xv) or (xvi) of this Section 4.03(b); provided, however, that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes or a Note Guarantee, then such Guarantee shall be subordinated in right of payment to the Notes or such Note Guarantee to the same extent as the Indebtedness guaranteed;
(ix)Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to obligations in the nature of reimbursement obligations regarding workers’ compensation claims;
(x)Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or a Subsidiary;
(xi)obligations in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xii)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;
(xiii)Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in a Related Business (where, in the case of a purchase, such purchase may be effected either directly or through the purchase of the Capital Stock of the Person owning such property, plant or equipment), and any Indebtedness incurred to Refinance such Indebtedness, in an aggregate amount which, when added to all other Indebtedness incurred pursuant to this clause (xiii) and then outstanding, does not exceed the greater of (x) $45,000,000 and (y) 0.5% of Consolidated Total Assets;
(xiv)Acquired Indebtedness; provided, however, that, after giving effect to the merger or acquisition giving rise to the incurrence thereof, immediately after such merger or acquisition either (x) the Company would be permitted to incur at least $1.00 of additional Ratio Indebtedness pursuant to Section 4.03(a) or (y) the Fixed Charge Coverage Ratio would be greater than the Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;
(xv)Indebtedness to the extent the net proceeds thereof are promptly used to purchase Notes tendered pursuant to a Change of Control Offer made as a result of a Change of Control Repurchase Event; and
(xvi)additional Indebtedness of the Company or any Restricted Subsidiaries in an aggregate amount which, when added to all other Indebtedness incurred pursuant to this clause (xvi) and then outstanding, does not exceed the greater of (x) $225,000,000 and (y) 2.5% of Consolidated Total Assets.
(c)    For purposes of determining compliance with this Section 4.03,
(i)in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness set forth in Section 4.03(b) or is entitled to be incurred as Ratio Indebtedness, the Company shall, in its sole discretion, classify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.03, and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred pursuant to the provisions set forth in only one of such clauses or pursuant to Section 4.03(a); provided, however, that all Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been incurred as Permitted Indebtedness pursuant to Section 4.03(b)(i) and the Notes issued on the Issue Date shall be deemed to have been incurred as Permitted Indebtedness pursuant to Section 4.03(b)(ii);
(ii)the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness set forth in Sections 4.03(a) and 4.03(b); and
(iii)any Permitted Indebtedness originally classified as incurred pursuant to the provisions set forth in one of the clauses of Section 4.03(b) (other than pursuant to clause (i), (ii) or (iii) of Section 4.03(b)) may later be reclassified by the Company such that it shall be deemed to have been incurred as Ratio Indebtedness pursuant to Section 4.03(a) or as Permitted Indebtedness pursuant to another clause of Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be incurred pursuant to such Section or clause at the time of such reclassification.
(d)    Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in interest rates or in the exchange rate of currencies shall not be deemed to be an incurrence of Indebtedness for purposes of this Indenture. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, however, that the incurrence of the Indebtedness underlying such Guarantee or letter of credit, as the case may be, was subject to and in compliance with this Section 4.03.
(e)    For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such currency agreement. The maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in interest rates or the exchange rate of currencies.
SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,
(i)declare or pay any dividends or make any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority shareholders (or owners of minority interests in the case of a Subsidiary that is an entity other than a corporation));
(ii)purchase, repurchase, redeem, defease or make any other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(iii)purchase, repurchase, redeem, defease or make any other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment, principal installment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
(iv)make any Investment (other than a Permitted Investment) in any Person (all such payments and other actions set forth in clauses (i) through (iv) of this Section 4.04(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)no Default shall have occurred and be continuing (or would result therefrom);
(2)the Company is entitled to incur an additional $1.00 of Ratio Indebtedness pursuant to Section 4.03(a); and
(3)the aggregate amount of such Restricted Payment and all other Restricted Payments since January 1, 2023 would not exceed the sum of (without duplication):
(A)100.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2023 to the end of the most recent fiscal quarter ending immediately prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit); plus
(B)100.0% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to December 31, 2022 or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to December 31, 2022, but excluding in each case any Net Cash Proceeds that are used to redeem Notes in accordance with Section 3.07(c); plus
(C)the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to December 31, 2022 of any Indebtedness of the Company converted or exchanged for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the gross proceeds (prior to fees and transaction expenses) received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding such gross proceeds from sales to a Subsidiary of the Company or to an employee stock ownership or benefit plan of the Company or any of its Subsidiaries); plus
(D)an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to December 31, 2022 with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person subsequent to December 31, 2022 and resulting from repurchases, repayments, liquidations or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus
(E)$1,100,000,000.
(b)    The foregoing provisions shall not prohibit:
(i)any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made in exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3) and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3)(B);
(ii)any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or of a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Indebtedness of such Person which is permitted to be incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3);

(iii)the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Obligations within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.04(a)); provided, however, that any Restricted Payment made in reliance on the provisions set forth in this clause (iii) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(iv)(3) only once;
(iv)so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years subject to a maximum of $20,000,000 in any calendar year); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3);
(v)the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3);
(vi)repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments for purposes Section 4.04(a)(iv)(3);
(vii)cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3);
(viii)in the event of a Change of Control (or other similar event described in the applicable agreements governing the applicable Subordinated Obligations as a “change of control”), and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance, discharge, cash-collateralization or other acquisition or retirement of Subordinated Obligations of the Company or any Guarantor, in each case, at a purchase price not greater than

101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance, discharge, cash-collateralization or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes if required as a result of such Change of Control and has repurchased (or deposited with the Trustee funds sufficient to repurchase) all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances, discharges, cash-collateralizations or other acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3);
(ix)payments of intercompany subordinated Permitted Indebtedness, the incurrence of which was permitted by Section 4.03(b)(vi); provided, however, with respect to payments other than to the Company or a Guarantor, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3);
(x)other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (x), does not exceed the greater of (A) $355,000,000 and (B) 4.0% of Consolidated Total Assets; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3); or
(xi)so long as no Default has occurred and is continuing, the declaration or payment of any dividend or distribution on or with respect to, or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value by the Company of, any Capital Stock of the Company during any fiscal year of the Company in an aggregate amount which, when taken together with all Restricted Payments previously or concurrently made pursuant to this clause (xi) during such fiscal year, would not exceed 6.0% of Market Capitalization; provided, however, that, in the case of the declaration or payment of a dividend or distribution pursuant to this clause (xi), the date on which such Restricted Payment is made pursuant to this clause (xi) shall be deemed to be the earlier of the date such dividend or distribution is paid or made, as applicable, and the date such Restricted Payment is declared (and such dividend or distribution shall not be counted more than once); and provided that such dividends, distributions, payments, purchases, repurchases, redemptions, defeasances or other acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iv)(3).
(c)    The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets (other than cash) proposed to be transferred. In the event that a Restricted Payment or any Investment (or portion thereof) meets the criteria of more than one of the exceptions set forth in clauses (i) through (xi) of Section 4.04(b) or is permitted to be made by Section 4.04(a), or in the event that any Permitted Investment meets the criteria of more than one of the clauses of the definition of such term, the Company, in its sole discretion, may divide or classify, or later divide or reclassify (as if made at such later time), such Restricted Payment or Investment (or any portion thereof) in any manner that complies with this Section 4.04.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:
(i)(A) pay dividends or make any other distributions to the Company or any Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any Restricted Subsidiaries,
(ii)make loans or advances to the Company or any Restricted Subsidiaries, or
(iii)transfer any of its properties or assets to the Company or any Restricted Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or by reason of:
(1)this Indenture and the Notes;
(2)agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, including the Credit Agreement;
(3)applicable law;
(4)any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of an instrument governing Acquired Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(5)customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;
(6)purchase money obligations for property or assets acquired in the ordinary course of business that impose restrictions of the nature set forth in clause (iii) of this Section 4.05 on the property or assets so acquired;
(7)any encumbrance or restriction in an agreement effecting an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (1), (2) or (4) of this Section 4.05 or this clause (7) or contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing of or to an agreement referred to in such clause (1), (2) or (4) or this clause (7); provided, however, that the encumbrances and restrictions contained in any such agreement or any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing are not materially less favorable to the Company (as determined by the Board of Directors in its reasonable and good faith judgment) than encumbrances and restrictions contained in such predecessor agreements;
(8)the requirements of any Permitted Securitization that are exclusively applicable to any bankruptcy remote Special Purpose Subsidiary formed in connection therewith;
(9)the requirements of any Standard Securitization Undertakings;
(10)in the case of clause (iii) of this Section 4.05, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to the Liens created thereby, or the Capital Stock of the Person whose assets consist, directly or indirectly, primarily of the property securing such Indebtedness; provided, however, that such Liens were otherwise permitted to be incurred under this Indenture;
(11)restrictions with respect to any Investment imposed in connection with the making of such Investment;
(12)any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(13)any restriction with respect to a Restricted Subsidiary established in connection with the vehicle service contract business or other ancillary product business conducted or proposed to be conducted by the Company and its Subsidiaries;
(14)assignment provisions and provisions with respect to the distribution of assets or property or joint venture or partnership interests in joint venture or partnership agreements and other similar agreements entered into in the ordinary course of business that are customary for such agreements; provided, however, that such provisions in the aggregate, in the opinion of the management of the Company, do not materially and adversely affect the ability of the Company to make principal or interest payments on the Notes; or
(15)Indebtedness of a Restricted Subsidiary not prohibited to be incurred under this Indenture; provided that such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor, and such encumbrances or restrictions will not, in the opinion of the management of the Company, materially and adversely affect the ability of the Company to make principal or interest payments on the Notes.
SECTION 4.06. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:
(i)the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair

Market Value of the assets sold or otherwise disposed of, or Restricted Subsidiary Equity Interests issued, in such Asset Sale; and
(ii)at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that, for purposes of the provisions set forth in this clause (ii) and for no other purpose, the amount of (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability (or are otherwise extinguished in connection with the transactions relating to such Asset Sale), (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or any Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt, to the extent of the cash or Cash Equivalents received and (3) the Fair Market Value of any property or assets received (including any Capital Stock of any Person that shall be a Restricted Subsidiary following receipt thereof) that are used or useful in any Related Business, in each case shall be deemed to be cash.
    Within 365 days after the Company or any Restricted Subsidiary’s receipt of such Net Cash Proceeds, the Company or such Restricted Subsidiary may apply such Net Cash Proceeds, at its option:
(1)to prepay or otherwise pay or repay, purchase, redeem, defease, discharge, cash-collateralize or otherwise acquire or retire (A) Secured Indebtedness of the Company or any Guarantor (and, if such Indebtedness is under a revolving credit facility, to correspondingly reduce commitments with respect thereto), (B) Senior Indebtedness (other than Secured Indebtedness) of the Company or any Guarantor (and, if such Indebtedness is under a revolving credit facility, to correspondingly reduce commitments with respect thereto); provided, however, that if any such Senior Indebtedness described in this clause (B) other than the Notes are repaid with such Net Cash Proceeds, the Company shall equally and ratably reduce the Notes through open-market purchases (provided, however, that such purchases are at or above 100% of the principal amount thereof), by redeeming Notes in accordance with Section 3.07 or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of the Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes or (C) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in the case of each of clause (A), (B) and (C), other than Indebtedness owed to the Company or its Affiliates;
(2)to make an Investment in any one or more businesses (provided, however, that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary if it is not already a Restricted Subsidiary), assets, or property or capital expenditures (including refurbishments), in each case used or useful in a Related Business; or

(3)to make a combination of any prepayments or other payments or repayments, purchases, redemptions, defeasances, discharges, cash collateralizations or other acquisitions or retirements and any Investments permitted by the foregoing clauses (1) and (2).
    In the case of an Investment contemplated by clause (2) above or clause (3) above, a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided, however, that in the event such binding commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) to make an Investment permitted by such clause (2) or clause (3) within nine months of such cancellation or termination of the prior binding commitment; provided further, however, that the Company and its Restricted Subsidiaries may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.
(b)    If, on the 366th day after receipt by the Company or a Restricted Subsidiary of Net Cash Proceeds with respect to an Asset Sale, any such Net Cash Proceeds have not been applied as permitted by Section 4.06(a) (such Net Cash Proceeds received and not so applied being “Excess Proceeds” and the date of such 366th day being an “Asset Sale Offer Trigger Date”), the Company or one or more Restricted Subsidiaries shall make an offer to all Holders and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness, to purchase (the “Asset Sale Offer”), on a date not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders and holders of such Senior Indebtedness on a pro rata basis (or as nearly pro rata as practicable) based on the accreted value or principal amount, as applicable, of the Notes and such Senior Indebtedness tendered pursuant to such Asset Sale Offer, that amount of Notes and such Senior Indebtedness equal to the applicable Excess Proceeds (minus any federal, state, provincial, foreign and local taxes payable as a result of the transfer or deemed transfer of funds from the entity that made the Asset Sale to the entity that is making such Asset Sale Offer) at a price equal to 100.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase (or, in respect of such Senior Indebtedness, the price provided for by the terms of such Senior Indebtedness); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then, solely for purposes of the definition of Net Cash Proceeds, such conversion or disposition shall be deemed to constitute an Asset Sale, and the Net Cash Proceeds thereof shall be applied in accordance with the provisions of this Section 4.06 governing the application of the Net Cash Proceeds from an Asset Sale. If Holders do not tender Notes in an aggregate principal amount at least equal to the applicable Excess Proceeds for purchase in connection with any Asset Sale Offer, the Company and the Restricted Subsidiaries may use the portion of the Excess Proceeds not used to purchase Notes for any purpose not prohibited by this Indenture. Upon completion of each Asset Sale Offer, the Excess Proceeds shall be reduced by the amount of the Asset Sale Offer. Notwithstanding the occurrence of an Asset Sale Offer Trigger Date, the Company and the Restricted Subsidiaries may defer the Asset Sale Offer until there is an aggregate unutilized Excess Proceeds of at least $25,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Excess Proceeds, and not just the amount in excess of $25,000,000, shall be applied as required pursuant to this Section 4.06). The Company and the

Restricted Subsidiaries may satisfy the obligations set forth in this Section 4.06(b) with respect to any Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to an applicable Asset Sale Offer Trigger Date.
    If the date on which a Note is purchased pursuant to an Asset Sale Offer is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest on that Note shall be paid to the Person that was, at the close of business on such record date, the Holder of that Note, and no additional interest for the period to which that interest record date relates shall be payable, with respect to that Note, to the Person who tendered that Note pursuant to the Asset Sale Offer.
(c)    Each Asset Sale Offer shall be mailed (or otherwise sent in accordance with applicable procedures of the Depository) to the record Holders as shown on the register of Holders within 30 days following the Asset Sale Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in amounts equal to $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent Holders properly tender Notes pursuant to an Asset Sale Offer in an amount exceeding the Excess Proceeds, the tendered Notes shall be purchased on a pro rata basis (or as nearly pro rata as practicable) based on the amount of Notes tendered. An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the requirements of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.
SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, or be a party to, any transaction or series of related transactions with any Affiliate of the Company or such Restricted Subsidiary (other than the Company or a Restricted Subsidiary) (each, an “Affiliate Transaction”), except for Affiliate Transactions:
(i)pursuant to terms that, taken as a whole, are not materially less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate (“Arm’s Length Terms”); and
(ii)(1) if involving aggregate consideration in an amount equal to at least $30,000,000 but less than or equal to $60,000,000, then determined by the disinterested members of the Board of Directors to be on Arm’s Length Terms, or
(2)    if involving aggregate consideration in an amount in excess of $60,000,000, then the Board of Directors has received a written opinion from an Independent Qualified Party to the effect that the terms of such Affiliate

Transaction are fair, from a financial point of view, to the Company or such Restricted Subsidiary or constitute Arm’s Length Terms.
(b)    Section 4.07(a) shall not apply to the following:
(A)any employment, consulting, service, indemnification, termination or severance agreement or compensation plan or arrangement entered into by the Company or any Restricted Subsidiary, and the transactions customarily provided for by any such agreement, plan or arrangement;
(B)reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and transactions contemplated thereby) for directors, officers, employees and consultants of the Company and its Subsidiaries;
(C)transactions between or among the Company and/or any Restricted Subsidiaries;
(D)any transaction with any non-Affiliate that becomes an Affiliate as a result of such transaction;
(E)(x) any agreement existing on the Issue Date, as in effect on the Issue Date, or as modified, amended, amended and restated, supplemented or replaced so long as the terms of such agreement as modified, amended, amended and restated, supplemented or replaced, taken as a whole, are not materially more disadvantageous to the Company and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement as in effect on the Issue Date, as determined in good faith by the Board of Directors, and (y) any transaction contemplated by any such agreement;
(F)loans or advances to employees or consultants in the ordinary course of business or approved by the Board of Directors, but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time, and cancellation or forgiveness or modification of the terms of such loans or advances;
(G)the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Company;
(H)(x) the making of dealer loans, and the effecting of transactions with respect to such dealer loans, in the ordinary course of business and on substantially the same basis as that on which the Company and its Subsidiaries make dealer loans to non-Affiliate dealer-partners and engage in transactions with respect to such dealer loans, and (y) other transactions with customers, clients, joint-venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company and the Restricted Subsidiaries in the reasonable determination of the Company or are on terms not materially less favorable, taken as a whole, to the Company and the Restricted Subsidiaries than might reasonably have been obtained from a non-Affiliate;
(I)transactions with a Person that is an Affiliate of the Company or a Restricted Subsidiary solely because the Company directly or indirectly owns Equity Interests in, or controls, such Affiliate, other than transactions with Unrestricted Subsidiaries;
(J)the transfer or other disposition of Dealer Loans, Installment Contracts or Purchased Contracts or trust certificates issued to evidence, or rights to payment in respect of, the residual interest in Dealer Loan Pools, Installment Contracts or Purchased Contracts, and any participation therein, and related rights and assets in connection with any Permitted Securitization; any other transaction effected in the ordinary course as part of a Permitted Securitization; and the disposition of Dealer Loans resulting from any purchases of the related Dealer’s right to payments relating to the Installment Contracts to which such Dealer Loans relate;
(K)the making of any Restricted Payment permitted pursuant to Section 4.04 and any Permitted Investments (other than a Permitted Investment described in clause (iii) of the definition thereof);
(L)the provision of management, financial and operational services by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries or joint ventures on terms that are determined by the Board of Directors to be fair to the Company or such Restricted Subsidiary;
(M)any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Company; and
(N)any transaction between a Special Purpose Subsidiary and any Person that is an Affiliate of such Special Purpose Subsidiary solely because such Special Purpose Subsidiary directly or indirectly owns Equity Interests in, or controls, such Affiliate.
SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Related Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.
SECTION 4.09. Change of Control. (a) Subject to the provisions of this Section 4.09, upon the occurrence of a Change of Control Repurchase Event, unless the Company has previously or concurrently mailed or sent a notice of redemption with respect to all the outstanding Notes pursuant to Section 3.07 (which notice and redemption are not subject to conditions other than consummation of the applicable Change of Control), each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer set forth below (the “Change of Control Offer”) at an offer price equal to 101% of the aggregate principal amount of such Holder’s Notes to be purchased plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, unless the Company has previously or concurrently mailed or sent a notice of redemption with respect to all the outstanding Notes pursuant to Section 3.07 (which notice and redemption are not subject to conditions other than consummation of the applicable Change of Control), the Company shall mail (or otherwise send in accordance with applicable procedures of the Depository) a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and set forth in such notice. If the Change of Control Payment Date with respect to a Note is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest on that Note shall be paid to the Person that was, at the close of business on such record date, the Holder of that Note, and the Change of Control Payment with respect to that Note for the period to which that interest record date relates shall not include accrued and unpaid interest thereon. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the requirements of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.
(b)    On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail (or, if applicable, transmit by wire transfer) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)    The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has previously or concurrently mailed or sent a notice of redemption with respect to all the outstanding Notes pursuant to Section 3.07 (which notice and redemption are not subject to conditions other than consummation of such Change of Control). Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making of the Change of Control Offer. In the case of such a conditional Change of Control Offer, in the Company’s discretion, the applicable Change of Control Payment Date may be delayed until such time as the applicable Change of Control shall have occurred, or the repurchase of Notes pursuant to such Change of Control Offer may not occur and such notice may be rescinded in the event that such Change of Control shall not have occurred by the Change of Control Payment Date or by the Change of Control Payment Date as so delayed.
SECTION 4.10. Limitation on Liens. The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume, permit or otherwise cause or suffer to exist or to become effective any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of a Subsidiary), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”) without effectively providing that the Notes, or in the case of an Initial Lien on any property or assets of any Guarantor, the Note Guarantee of such Guarantor, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
Any such Lien thereby created in favor of the Notes or any Note Guarantee shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Note Guarantee, upon the termination and discharge of such Note Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer otherwise permitted pursuant to this Indenture to any Person other than the Company or a Restricted Subsidiary of the property or assets secured by such Initial Lien.
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in interest rates or in the exchange rate of currencies or increases in the value of property securing Indebtedness.
SECTION 4.11. Additional Guarantors. If any of the Company’s Restricted Subsidiaries that is not a Guarantor issues a Guarantee of any Indebtedness of the Company or any Guarantor, then, within 60 days, the Company shall cause such Restricted Subsidiary to execute and deliver a supplemental indenture providing for such Restricted Subsidiary’s Note Guarantee on the terms set forth in Article X; provided, however, that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or any Guarantor’s Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or any Guarantor’s Note Guarantee; and provided further, that such provision shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in contemplation of such Person becoming a Restricted Subsidiary.
Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until released from its Note Guarantee in accordance with this Indenture.
The Company may, at its sole option, cause any Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture to this Indenture providing for such Note Guarantee.
SECTION 4.12. Limitation on Investment Company Status. The Company and its Subsidiaries shall not take any action, or otherwise permit to exist any circumstances, that would require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended.
SECTION 4.13. Covenant Suspension. If, on any date following the Issue Date, (i) the Notes have an Investment Grade Rating from each Rating Agency and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on such date and continuing until the Reversion Date, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.11, Section 5.01(a)(iv) and Section 5.01(b)(iv) (collectively, the “Suspended Covenants”).
In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period as a result of a Covenant Suspension Event, and on any subsequent date (the “Reversion Date”) the rating assigned to the Notes by at least one of the Rating Agencies is either below an Investment Grade Rating or has been withdrawn resulting in the Notes no longer having an Investment Grade Rating from each Rating Agency, then the Suspended Covenants shall be reinstated such that the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events (the period between (and including) the date of the Covenant Suspension Event and the Reversion Date (but excluding the Reversion Date), the “Suspension Period”). In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of the Restricted Subsidiaries during the Suspension Period shall give rise to a Default or Event of Default with respect to the Suspended Covenants under this Indenture; provided that, (i) with respect to Restricted Payments made on or after the Reversion Date and the capacity to make Restricted Payments, the amount of Restricted Payments made and the capacity to make Restricted Payments shall be calculated as though Section 4.04 had been in effect prior to, but not during, the Suspension Period, and, accordingly, Restricted Payments made or deemed to be made during the Suspension Period shall not reduce the amount available to be made as Restricted Payments under Section 4.04, including Section 4.04(a)(iv)(3), (ii) all Indebtedness incurred during the Suspension Period (or deemed incurred or issued during the Suspension Period in connection with a Limited Condition Transaction) shall be deemed to have been incurred or issued pursuant to Section 4.03(b)(iv), (iii) no Subsidiaries of the Company shall be designated as Unrestricted Subsidiaries during any Suspension Period, unless such designation would have complied with Section 4.04 as if it were in effect for the purposes of designating Unrestricted Subsidiaries from the Issue Date to the date of such designation, (iv) any Affiliate Transaction entered into on or after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (E) Section 4.07(b), (v) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action specified in clauses (i) through (iii) of Section 4.05 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (2) of Section 4.05 and (vi) all Investments made during the Suspension Period (or deemed made during any Suspension Period in connection with a Limited Condition Transaction) shall be deemed to have been made pursuant to clause (vii) of the definition of “Permitted Investments.” On any Reversion Date, the amount of Excess Proceeds shall be reset at zero. Upon any Reversion Date, the obligation to grant Note Guarantees pursuant to Section 4.11 shall be reinstated and such Reversion Date shall be deemed to be the date on which any Guarantee of Indebtedness was issued for purposes of Section 4.11, such that a Restricted Subsidiary shall have 60 days from such Reversion Date to provide a Note Guarantee that would have been required to have been provided during the Suspension Period had Section 4.11 not been a Suspended Covenant.
During any Suspension Period, to the extent Section 4.10 or the definition of “Permitted Liens” refers to any Suspended Covenant, Section 4.10 and such definition shall be interpreted as though such Suspended Covenant continued to be applicable during the Suspension Period (but solely for purposes of Section 4.10 and the definition of “Permitted Liens” and for no other purpose).
Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (i) no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants, and none of the Company or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period (including any Limited Condition Transaction entered into during the Suspension Period), or any actions taken at any time pursuant to any contractual obligation entered into or arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time, as a result of any action taken or event that occurred during the Suspension Period), and (ii) following a Reversion Date, the Company and each Restricted Subsidiary shall be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby (including any Limited Condition Transaction entered into during the Suspension Period).

The Trustee shall have no duty to (i) monitor the ratings of the Notes, (ii) determine whether a Covenant Suspension Event or Reversion Date has occurred, (iii) notify the Holders of any of the foregoing or (iv) monitor, inquire as to or ascertain compliance with the provisions of this Indenture referenced in the definition of Suspended Covenants.
ARTICLE V

Successor Company
SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:
(i)the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii)the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii)except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, immediately before and after such transaction no Default has occurred and is continuing; and
(iv)except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable fiscal quarter, either (A) be permitted to incur at least $1.00 of additional Ratio Indebtedness pursuant to Section 4.03(a) or (B) have a Fixed Charge Coverage Ratio no less than that of the Company at such time without giving such pro forma effect thereto.
Upon the consummation of any transaction effected in accordance with this Section 5.01(a), if the Company is not the continuing Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution the Company, except in the case of a lease, shall be released from its obligations under this Indenture and the Notes.

(b)    Each Guarantor (other than any Guarantor the Note Guarantee of which is to be released in accordance with the terms of such Note Guarantee and this Indenture in connection with any transaction complying with Section 4.06) shall not, and the Company shall not cause or permit any such Guarantor to, consolidate with or merge with or into any Person other than the Company or another Guarantor unless:
(i)the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia;
(ii)the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of the applicable Guarantor under its Note Guarantee;
(iii)immediately before and after giving effect to such transaction, no Default has occurred and is continuing; and
(iv)except in the case of a merger or consolidation of a Guarantor with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy Section 5.01(a)(iv).
(c)    The following additional condition shall apply to each transaction set forth in Sections 5.01(a) and 5.01(b): the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and, with respect to the Officers’ Certificate only, that all conditions precedent in this Indenture relating to such transaction have been satisfied and, with respect to the Opinion of Counsel only, that such supplemental indenture is enforceable, subject to customary qualifications.
(d)    Clauses (iii) and (iv) of each of Sections 5.01(a) and 5.01(b) shall not be applicable to the Company or a Restricted Subsidiary merging with an Affiliate of the Company solely for the purpose of reincorporating the Company or such Restricted Subsidiary in another permitted jurisdiction.
ARTICLE VI

Defaults and Remedies
SECTION 6.01. Events of Default. (a) Each of the following constitutes an “Event of Default”:
(i)default in the payment when due of interest on the Notes, which default continues for 30 consecutive days;
(ii)default in payment of the principal of or premium, if any, on the Notes when due, at Stated Maturity, upon optional redemption, upon required repurchase or otherwise;

(iii)default by the Company in the performance of its obligations under Section 5.01(a);
(iv)the Company defaults in the performance of or breaches any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (i), (ii) or (iii) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee to the Company or by the Holders of 25.0% or more in aggregate principal amount of the then outstanding Notes to the Company (with a copy to the Trustee);
(v)(A) failure by the Company or any Restricted Subsidiary (other than a Special Purpose Subsidiary with respect to Nonrecourse Indebtedness) to make a principal payment on any Indebtedness at or prior to the expiration of the applicable grace period after the final (but not any interim) fixed maturity of such Indebtedness, where the amount of such unpaid principal exceeds $125,000,000 or (B) acceleration of Indebtedness of the Company or any Restricted Subsidiary (other than Nonrecourse Indebtedness of a Special Purpose Subsidiary) because of a default thereunder, where the total amount of such Indebtedness accelerated exceeds $125,000,000;
(vi)one or more judgments, orders, decrees or arbitration awards are entered against the Company or any Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $125,000,000 or more and all such judgments, orders, decrees or arbitration awards have not been paid and satisfied, vacated, discharged, stayed or fully bonded pending appeal within 90 days from the entry thereof;
(vii)except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary of the Company, or the Note Guarantees of a group of Guarantors that, taken together, would constitute a Significant Subsidiary of the Company, is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;
(viii)the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:
(A)commences a voluntary case;
(B)consents to the entry of an order for relief against it in an involuntary case;
(C)consents to the appointment of a Custodian of it or for any substantial part of its property and assets; or
(D)makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency; and

(ix)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;
(B)appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for any substantial part of the property and assets of the Company, any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company; or
(C)orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;
and the order or decree remains unstayed and in effect for 60 consecutive days or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days.
(b)    The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
(c)    The term “Bankruptcy Law” means Title 11 of the United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
SECTION 6.02. Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (viii) and (ix) of Section 6.01(a), all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.
In the event of a declaration of acceleration because an Event of Default set forth in clause (v) of Section 6.01(a) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause (v) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto.
SECTION 6.03. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture except a continuing Default in the payment of interest on, or the premium, if any, on, or the principal of, the Notes.
SECTION 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.05. Compliance Certificate. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ended after the Issue Date an Officers’ Certificate (for which one of the certifying Officers shall be the Company’s principal executive officer, principal financial officer or principal accounting officer) stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.
(b)    The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (iii), (v), (vi), (vii) or (viii) of Section 6.01(a) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv) of Section 6.01(a), its status and what action the Company is taking or proposes to take with respect thereto.
SECTION 6.06. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.07. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(b) the Holders of at least 25.0% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(e) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that Definitive Notes are not issued to any owner of a beneficial interest in a Global Note at a time at which such beneficial owner has a right to receive such Definitive Notes pursuant to this Indenture, the Company expressly agrees and acknowledges that (1) such beneficial owner shall have standing to pursue a remedy pursuant to this Indenture to compel the issuance of such Definitive Notes to such beneficial owner and to compel the registration of such Definitive Notes in the name of such beneficial owner in the register maintained by the Registrar with respect to the Notes and (2) such beneficial owner shall be entitled, pending such issuance and registration, to sue for payment (which payment shall only be made following such issuance and registration) of the monetary obligation to be represented by such Definitive Notes. The Company agrees that specific performance is an appropriate form for the remedy referenced in clause (1) of the immediately preceding sentence and shall not object to such form of such remedy.
SECTION 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.09. Collection Suit by Trustee. If an Event of Default specified in clauses (i) or (ii) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
SECTION 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.07.
SECTION 6.11. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
THIRD: to the Company or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10.0% in aggregate principal amount of the Notes.
SECTION 6.13. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee
SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are expressly set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)    The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(g)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 6.01(a)(i) and 6.01(a)(ii), or (ii) any Default or Event of Default of which a Trust Officer shall have (x) received written notification at the office of the Trustee specified in Section 11.02 and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(j)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including (in each case to the extent beyond the Trustee’s reasonable control) acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunction of utilities or computer (hardware or software) or communication services; unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; accidents; labor disputes; and acts of civil or military authorities and governmental action; provided that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance and eliminate any further delay as soon as practicable under the circumstances.
SECTION 7.03. Individual Rights of Trustee. (a) The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or its Affiliates with the same rights it would have if it were not Trustee. The Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
(b)    Notwithstanding Section 7.03(a), if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days; if this Indenture has been qualified under the TIA, apply to the SEC for permission to continue as trustee under this Indenture; or resign.
SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.
SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each February 1 beginning with the February 1 following the date of this Indenture, and in any event prior to April 1 in each year, the Trustee shall mail (or otherwise send in accordance with applicable procedures of the Depository) to each Holder a brief report dated as of February 1 of each year that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).
A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may select separate counsel to represent it with respect to such claim, and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and premium, if any, or interest on particular Notes.
The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(viii) or (ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
(a) the Trustee fails to comply with Section 7.10;
(b) the Trustee is adjudged bankrupt or insolvent;
(c) a receiver or other public officer takes charge of the Trustee or its property; or
(d) the Trustee otherwise becomes incapable of acting.
If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail

(or otherwise send in accordance with applicable procedures of the Depository) a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10.0% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09. Successor Trustee by Merger, etc. Any organization or entity in to which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE VIII

Discharge of Indenture; Defeasance
SECTION 8.01. Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes and Note Guarantees when:
(i)either:
(1)all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
(2)all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) shall become due and payable at their Stated Maturity within one year or (c) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient or Government Securities, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the Notes’ Stated Maturity or the Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date (the amount of any such deficit, an “Applicable Premium Deficit”) being required to be deposited with the Trustee only on or prior to the Redemption Date, and the amount of such Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(ii)the Company has paid all other sums payable under this Indenture by the Company; and
(iii)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this

Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
SECTION 8.02. Legal Defeasance and Covenant Defeasance. (a) Subject to Sections 8.02(b) and 8.03, the Company at any time may terminate (1) all its obligations under the Notes and this Indenture (“Legal Defeasance”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 6.05 and the operation of Sections 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) and 6.01(a)(ix) (but, in the case of Sections 6.01(a)(viii) and 6.01(a)(ix), with respect only to Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) and the limitations contained in Section 5.01(a)(iv) (“Covenant Defeasance”). The Company may exercise a Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.
If the Company exercises a Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises a Covenant Defeasance, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) or 6.01(a)(ix) (but, in the case of Sections 6.01(a)(viii) and 6.01(a)(ix), with respect only to Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) or because of the failure of the Company to comply with Section 5.01(a)(iv). If the Company exercises a Legal Defeasance or a Covenant Defeasance, each Guarantor, if any, shall be simultaneously released from all its obligations with respect to its Note Guarantee.
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(b)    Notwithstanding Sections 8.01 and 8.02(a), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.06 and 8.07 shall survive.
SECTION 8.03. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:
(i)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes at their Stated Maturity or on the applicable Redemption Date, as the case may be (provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit being required to be deposited with the Trustee only on or prior to the Redemption Date, and the amount of such Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption), and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
(ii)in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);
(v)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(vi)the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and
(vii)the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 8.04. Application of Trust Money. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Notes.
SECTION 8.05. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
SECTION 8.06. Indemnity for Government Securities. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed on the Trustee in its capacity as such against deposited Government Securities or the principal and interest received on such Government Securities.
SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, each Guarantee and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE IX

Amendments
SECTION 9.01. Without Consent of Holders. Notwithstanding Section 9.02, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes:
(i)to cure any ambiguity, omission, defect or inconsistency;
(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(iii)to provide for the assumption by a successor corporation of the obligations of the Company or a Guarantor to Holders under this Indenture in the case of a merger or consolidation;
(iv)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;
(v)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(vi)to evidence and provide for the acceptance of appointment under this Indenture of a successor trustee;
(vii)to add one or more Guarantors under this Indenture, or to secure the Notes or any of the Note Guarantees;
(viii)to conform the text of this Indenture, the Notes or any Note Guarantee to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the section of the Offering Memorandum entitled “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or such Note Guarantee;
(ix)as necessary to conform this Indenture to any exemptive orders under the Trust Indenture Act received by the Company or any Guarantor;
(x)to comply with the rules of any applicable securities depositary; or
(xi)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (1) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
SECTION 9.02. With Consent of Holders. (a) Except as otherwise provided in this Article IX or Section 6.03, this Indenture and the Notes may be amended or supplemented (or a waiver may be granted with respect to any default or noncompliance with any provision thereof) with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of each Holder affected thereby, an amendment or waiver may not, among other things:
(i)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(ii)reduce the principal of or change the fixed maturity of any Note;
(iii)reduce the rate of or change the time for payment of interest on any Note;

(iv)waive a Default in the payment of, principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(v)release any Guarantor from any of its obligations under its Note Guarantee other than in accordance with the terms of this Indenture;
(vi)make any Note payable in money other than that stated in the Notes;
(vii)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any such payment;
(viii)make any change to the provisions applicable to the redemption of any Note as set forth in Section 3.07 that would reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed;
(ix)make any change in the ranking or priority of any Note that would adversely affect the Holders; or
(x)make any change in the amendment and waiver provisions.
(b)    The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
SECTION 9.03. Notice of Amendments. After an amendment under this Indenture becomes effective, the Company shall mail (or otherwise send in accordance with applicable procedures of the Depository) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment.
SECTION 9.04. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA, other than, to the extent this Indenture has not been qualified under the TIA, TIA § 314(d) and TIA § 314(b) or any successor provisions thereto, as then in effect.
SECTION 9.05. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the consent of the Holders of the requisite principal amount of the Notes then outstanding to effect the applicable amendment or waiver has been obtained. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action set forth above or required or permitted to be taken pursuant to this Indenture. Any such record date shall be fixed at the Company’s discretion and need not be within the time limits otherwise prescribed by TIA § 316(c). If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.06. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
SECTION 9.07. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
ARTICLE X

Guarantees
SECTION 10.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any

Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of this Indenture, the Notes or any other agreement; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.
Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
Except as expressly set forth in Sections 8.01, 8.02, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum (without duplication) of (A) the unpaid principal amount, including any premium thereon to the extent such premium has become due and payable, of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article VI for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.
Each Guarantor also agrees to pay any and all costs and expenses (including counsel fees and expenses) properly incurred by the Trustee or the Holders in enforcing any rights under this Section.
SECTION 10.02. Limitation on Liability. Each Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial, foreign or local law to the extent applicable to any Note Guarantee and that such Guarantor’s Note Guarantee otherwise be limited to the maximum amount that can be guaranteed under applicable laws. Accordingly, notwithstanding anything to the contrary in this Indenture, the obligations of each Guarantor under its Note Guarantee shall be limited to the maximum amount that can be guaranteed under applicable laws, including Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial, foreign or local law, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws. In the event of default in the payment of principal of or premium, if any, and interest in respect of the Notes (including any obligation to repurchase the Notes), the Trustee may institute legal proceedings directly against the relevant Guarantor without first proceeding against the Company.
SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.06. Release of Guarantor. A Guarantor’s Note Guarantee shall terminate and be of no further force and effect and such Guarantor shall be deemed to be released from all obligations under this Article X:
(a) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Guarantor) or other disposition of such Guarantor (including by way of merger, consolidation or sale of its Capital Stock and whether or not such Guarantor is the surviving corporation in such transaction),
(b) upon the sale or disposition of all or substantially all of the assets of such Guarantor (other than by lease),
(c) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,
(d) upon exercise by the Company of its option to elect Covenant Defeasance or Legal Defeasance pursuant to Article VIII,
(e) upon a liquidation or dissolution of such Guarantor in compliance with this Indenture,
(f) upon the release or discharge of the Guarantee that resulted in the creation of such Note Guarantee pursuant to Section 4.11 (unless, at such time, such Guarantor would be required to provide a Note Guarantee pursuant to Section 4.11), except a release or discharge by or as a result of payment under such Guarantee, or
(g) upon the discharge of the Company’s obligations under this Indenture in accordance with Section 8.01 or otherwise in accordance with the terms of this Indenture;
provided, however, that in the case of clauses (a) and (b) of this Section 10.06, (i) such sale or other disposition is made to a Person other than the Company, a Restricted Subsidiary or any of their Affiliates and (ii) such sale or disposition is otherwise permitted by this Indenture.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.08. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity of such Note Guarantee.
ARTICLE XI

Miscellaneous
SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, other than TIA § 314(d) or TIA § 314(b), the required provision shall control.
SECTION 11.02. Notices. Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other shall be in writing and delivered in person, mailed by first-class mail (registered or certified, return receipt requested), transmitted via facsimile or sent by overnight air courier guaranteeing next-day delivery, addressed as follows:
if to the Company or any Guarantor:
Credit Acceptance Corporation
25505 W. Twelve Mile Road
Southfield, Michigan 48034
Facsimile: (866) 743-2704
Attention: Treasury Department
if to the Trustee:
U.S. Bank Trust Company, National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Attention: Credit Acceptance Corporation Administrator
Facsimile: (651) 466-7430
The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses and/or facsimile numbers for subsequent notices or communications.
Any notice or communication to a Holder shall be mailed by first-class mail (registered or certified, return receipt requested) or sent by overnight air courier guaranteeing next-day delivery to such Holder at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed. All notices or communications shall be deemed to have been duly given at the time delivered in person, if so delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; upon acknowledgment of receipt, if transmitted via facsimile; and the next Business Day after timely delivery to the courier if sent by overnight air courier guaranteeing next-day delivery. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note requires or provides for notice (including any notice of redemption) or any other communication to a Holder, whether by mail or otherwise, such notice or communication shall be sufficiently given, with respect a Holder of Global Notes, if given to the Depository (or its designee) in accordance with applicable procedures of the Depository.
Failure to mail or send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.
In case it shall be impracticable to give notice in the manner provided above, including by reason of a suspension of regular mail service, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 6.05) shall include:
(a) a statement that the individual making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were not a Legal Holiday. If a regular record date is a Legal Holiday, the record date shall not be affected.
SECTION 11.09. Governing Law; Waiver of Jury Trial. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.
SECTION 11.10. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company, and no director, trustee, officer, employee, incorporator or shareholder (other than the Company or a

Restricted Subsidiary) of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.
SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.12. Counterparts and Electronic Signatures. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf,” “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.
SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.
SECTION 11.14. Severability. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 11.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Credit Acceptance Corporation
By: /s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Treasurer

Buyers Vehicle Protection Plan, Inc.
By: /s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Treasurer

Vehicle Remarketing Services, Inc.
By: /s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Treasurer

U.S. Bank Trust Company, National Association
By: /s/ Brandon Bonfig
Name:	Brandon Bonfig
Title:	Vice President

RULE 144A/REGULATION S APPENDIX
to the Indenture, dated as of February 28, 2025,
among Credit Acceptance Corporation, a Michigan
corporation, the Guarantors (as defined therein) listed
on the signature pages thereto and U.S. Bank Trust Company, National
Association, a national banking association, as trustee (the “Indenture”).
PROVISIONS RELATING TO INITIAL NOTES
AND REPLACEMENT NOTES
1.    Definitions
1.1    Definitions. For the purposes of this Rule 144A/Regulation S Appendix (this “Appendix”), the following terms shall have the meanings indicated below (and other capitalized terms used but not defined in this Appendix shall have the meanings given to them in the Indenture, except as the context requires otherwise):
“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.
“Definitive Note” means a certificated Note, other than a Global Note, bearing, if required, the appropriate Restrictive Legends set forth in Section 2.3(e) of this Appendix.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.
“Initial Notes” means (1) $500,000,000 aggregate principal amount of 6.625% Senior Notes due 2030 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Fifth Third Securities, Inc., Citizens JMP Securities, LLC, Wedbush Securities Inc., Comerica Securities, Inc., FHN Financial Securities Corp., KeyBanc Capital Markets Inc. and Huntington Securities, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Notes” means all the 6.625% Senior Notes due 2030 issued under the Indenture, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated February 13, 2025, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Restrictive Legends” means the Restricted Note Legend, the Regulation S Legend, the Regulation S Global Note Legend and the Temporary Regulation S Global Note Legend.
“Rule 144A Notes” means all Notes offered and sold to persons reasonably believed to be QIBs in reliance on Rule 144A.
“Securities Act” means the Securities Act of 1933.
“Transfer Restricted Notes” means each Note until the date on which such Note (A) may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (B) either (x) does not bear any restrictive legends relating to the Securities Act or (y) does not bear a restricted CUSIP number.

1.2    Other Definitions

Term	Section of this Appendix in Which Definition Appears:
“Agent Members”	2.1(b)
“Definitive Note Legend”	2.3(e)
“Global Note Legend”	2.3(e)
“Global Notes”	2.1(a)
“OID Legend”	2.3(e)
“Permanent Regulation S Global Notes”	2.1(a)
“Regulation S Global Note Legend”	2.3(e)
“Regulation S Global Notes”	2.1(a)
“Regulation S Legend”	2.3(e)
“Replacement Notes”	2.2
“Restricted Global Notes”	2.1(a)
“Restricted Note Legend”	2.3(e)
“Rule 144A”	2.1(a)
“Rule 144A Global Notes”	2.1(a)
“Temporary Regulation S Global Note Legend”	2.3(e)
“Temporary Regulation S Global Notes”	2.1(a)
“Unrestricted Global Notes”	2.1(a)

2.    The Notes.
2.1    (a)  Form and Dating. The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S; provided that, unless the Company elects to provide for the offer or sale of Initial Notes in reliance on Regulation S in accordance with Rule 903 under the Securities Act (it being understood that, as of the Issue Date, the Company has not made such election with respect to the Initial Notes), the immediately preceding clause (ii) shall not apply to such Initial Notes, and provisions in this Appendix relating to Regulation S Global Notes or the Regulation S Legend shall not be applicable to the extent they relate to Regulation S Global Notes or the Regulation S Legend. Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (“Rule 144A Global Notes”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (“Temporary Regulation S Global Notes”), in each case without interest coupons and with the global securities legend and the applicable Restrictive Legends, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in a Temporary Regulation S Global Note will not be exchangeable for interests in Rule 144A Global Notes, permanent Regulation S global Notes (“Permanent Regulation S Global Notes” and, together with Temporary Regulation S Global Notes, “Regulation S Global Notes”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or a Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.
Beneficial interests in a Temporary Regulation S Global Note may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (substantially in the form of Exhibit III) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
Rule 144A Global Notes, Temporary Regulation S Global Notes and Permanent Regulation S Global Notes are collectively referred to herein as “Restricted Global Notes.” Any other Notes in global form, without Restrictive Legends, are collectively referred to herein as “Unrestricted Global Notes” (together with Restricted Global Notes, “Global Notes”). The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(b)  Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(c)  Definitive Notes. Except as provided in this Section 2.1 of this Appendix or Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
2.2    Authentication. The Trustee shall authenticate and deliver (1) on the Issue Date, an aggregate principal amount of $500,000,000 6.625% Senior Notes due 2030, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.2 and (3) any other Notes issued after the Issue Date in replacement of or exchange for any Note in like principal amount (any such Notes, “Replacement Notes”), in each case upon a written order of the Company signed by an Officer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
2.3    Transfer and Exchange. (a)  Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(x) to register the transfer of such Definitive Notes; or
(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) of this Appendix or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or
(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) of this Appendix.
(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Restricted Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and
(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A) of this Section 2.3) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B) of this Section 2.3) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)  Transfer and Exchange of Global Notes.
(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer of the beneficial interest in the Global Note being transferred.
(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. Upon such transfer, the beneficial interest in such first-referenced Global Note shall cease to be an interest in such Global Note and shall become an interest in such other Global Note.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(iv) In the event that a beneficial interest in a Restricted Global Note is exchanged for Definitive Notes under Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(d)  Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
(e)  Legend. In each case unless the Company determines otherwise in compliance with applicable law:
(i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (v), each Note certificate evidencing Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form (the “Restricted Note Legend”):
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR

OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER OR ANY OF ITS WHOLLY OWNED SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THE ISSUER AND THE TRUSTEE AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form (the “Regulation S Legend”):
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
Each Global Note shall also bear the following additional legend (and/or such other legend as may be required by the Depository) (the “Global Note Legend”):
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND

TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each Regulation S Global Note shall also bear a legend substantially in the following form (the “Regulation S Global Note Legend”):
UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.
Each Temporary Regulation S Global Note shall also bear a legend substantially in the following form (the “Temporary Regulation S Global Note Legend”):
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION

THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
Each Definitive Note shall also bear the following additional legend (the “Definitive Note Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Note that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes, as determined by the Company, shall bear a legend substantially in the following form on the face of such Note (with any amendments thereto necessary to reflect changes in U.S. federal income tax laws occurring after the Issue Date) (the “OID Legend”):
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT 25505 W. TWELVE MILE ROAD, SOUTHFIELD, MICHIGAN 48034, ATTENTION: INVESTOR RELATIONS, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.
(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(iii)  [Reserved].
(iv)  [Reserved].
(v) At the option of the Company and upon compliance with the following procedures, the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note, without the Restrictive Legends. In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depository to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depository with all such information as is necessary for the Depository to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange through the Depository or its nominee, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’

beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.3(e)(v), the Trustee shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officers’ Certificate to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Company may request from Holders, and Holders shall promptly provide, such information the Company reasonably determines is required in order to be able to deliver such Officers’ Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.3(e)(v), the Registrar shall endorse the “schedule of increases and decreases in global note” to the relevant Global Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and Unrestricted Global Notes, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.3(e)(v) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
(f)  Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(g)  No Obligation of the Trustee.
(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of the Indenture.
2.4    Definitive Notes. (a)  A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 of this Appendix shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 120 days after such notice or cessation (as applicable), or (ii) the Depository so requests and an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.
(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) of this Appendix, bear the applicable Restrictive Legends and the Definitive Note Legend, unless the Company determines otherwise in compliance with applicable law.
(c)  Subject to the provisions of Section 2.4(b) of this Appendix, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
(d)  In the event of the occurrence of one of the events specified in Section 2.4(a) of this Appendix, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that Definitive Notes are not issued to any owner of a beneficial interest in a Global Note at a time at which such beneficial owner has a right to receive such Definitive Notes pursuant to the Indenture, the Company expressly agrees and acknowledges that (1) such beneficial owner shall have standing to pursue a remedy pursuant to the Indenture to compel the issuance of such Definitive Notes to such beneficial owner and to compel the registration of such Definitive Notes in the name of such beneficial owner in the register maintained by the Registrar with respect to the Notes and (2) such beneficial owner shall be entitled, pending such issuance and registration, to sue for payment (which payment shall only be made following such issuance and registration) of the monetary obligation to be represented by such Definitive Notes. The Company agrees that specific performance is an appropriate form for the remedy referenced in clause (1) of the immediately preceding sentence and shall not object to such form of such remedy.

EXHIBIT I
to
RULE 144A/REGULATION S APPENDIX
to the Indenture, dated as of February 28, 2025,
among Credit Acceptance Corporation, a Michigan
corporation, the Guarantors (as defined therein) listed
on the signature pages thereto and U.S. Bank Trust Company, National
Association, a national banking association, as trustee (the “Indenture”)

[FORM OF FACE OF INITIAL NOTE]
[Insert the OID Legend, if applicable]
[Insert the Global Note Legend, if applicable]
[Insert the Regulation S Global Note Legend, if applicable]
[Insert the Restricted Note Legend, if applicable]
[Insert the Regulation S Legend, if applicable]
[Insert the Temporary Regulation S Global Note Legend, if applicable]
[Insert the Definitive Note Legend, if applicable]

CUSIP No. ___________
ISIN _____________________
No.        $
6.625% Senior Notes due 2030
Credit Acceptance Corporation, a Michigan corporation, promises to pay to ____________________, or registered assigns, the principal sum of _______________ Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on March 15, 2030.
Interest Payment Dates: March 15 and September 15.
Record Dates: March 1 and September 1.
Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CREDIT ACCEPTANCE CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]
6.625% Senior Notes due 2030
1.    Interest
Credit Acceptance Corporation, a Michigan corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest on the Notes semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2025. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date (or, in the case of any Additional Notes as to which no interest has been paid, from any later date as specified in such Additional Notes). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the United States of America or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided, however, that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in the United States of America will be the office of the Trustee maintained for such purpose, which shall initially be West Side Flats EP-MN-WS3C, 60 Livingston Avenue, St. Paul, MN 55107. Payments in respect of the Notes represented by a Global Note

(including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, the Trustee shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any Wholly Owned Restricted Subsidiary of the Company incorporated or organized within the United States of America may act as Paying Agent or Registrar.
4.    Indenture
The Company issued the Notes under an Indenture dated as of February 28, 2025 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture (including those made part of the Indenture by reference to the Act, if any), the provisions of the Indenture shall govern and be controlling.
The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date and any Additional Notes and Replacement Notes will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants (i) that impose certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; engage in transactions with Affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; and restrict dividends or other payments of subsidiaries; and (ii) that impose certain limitations on the ability of the Company and each Guarantor to consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications.
5.    Optional Redemption
At any time and from time to time prior to March 15, 2027, the Notes may be redeemed at the Company’s option, in whole or in part, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, plus the Applicable Premium as of the applicable Redemption Date.
On and after March 15, 2027, the Notes may be redeemed, at the Company’s option, in whole or in part, at any time and from time to time, at the redemption prices set forth below. The Notes shall be redeemable at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on March 15 of each of the years indicated below:

Year	Percentage

2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

In addition, at any time on or prior to March 15, 2027, the Company may on any one or more occasions redeem up to an aggregate of 40.0% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes) at a redemption price of 106.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of a public offering of common stock of the Company; provided, however, that at least 60.0% in aggregate principal amount of the Notes (including the principal amount of any Additional Notes) remains outstanding immediately after the occurrence of such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates) and that such redemption shall occur within 90 days of the date of the closing of such public offering.
In connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon notice of redemption sent or mailed not more than 30 days following the date of such purchase, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date.
If the Redemption Date with respect to a Note to be redeemed is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest on that Note shall be payable to the Person that was, at the close of business on such record date, the Holder of that Note, and no additional interest for the period to which that interest record date relates shall be payable with respect to that Note.
6.    Notice of Redemption
Notice of redemption will be mailed (or otherwise sent in accordance with the applicable procedures of the Depository) at least 10 days but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at his registered address. No Notes of $2,000 or less shall be redeemed in part. Notes in denominations larger than $2,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. Subject to any conditions precedent set forth in the notice of redemption, Notes called for redemption become due on the applicable Redemption Date. On and after the applicable Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Notice of any redemption of the Notes in connection with a corporate transaction (including an offering of common stock of the Company, an incurrence of Indebtedness or a Change of Control) may, at the Company’s discretion, be given prior to the completion thereof, and any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a related transaction. If a redemption or notice of redemption of the Notes is so subject to satisfaction of one or more conditions precedent, in the Company’s discretion, the applicable Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and the applicable notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the applicable Redemption Date, or by the applicable Redemption Date as so delayed.
7.    Repurchase of Notes at the Option of the Holders upon a Change of Control Repurchase Event and Asset Sales
Upon a Change of Control Repurchase Event, any Holder of Notes will have the right to cause the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to but excluding the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.
8.    Guarantee
The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.
9.    Denominations; Transfer; Exchange
The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder to, among other things, furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to transfer or exchange, and the Registrar need not register the transfer or exchange, of any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Note for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
10.    Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes.
11.    Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12.    Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
13.    Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended or supplemented (and waivers granted with respect to any provisions thereof) with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and (b) any default or noncompliance with any provision thereof may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); to provide for the assumption by a successor corporation of the obligations of the Company or a Guarantor to Holders under the Indenture in the case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Act; to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee; to add one or more Guarantors under the Indenture, or to secure the Notes or any of the Note Guarantees; to conform the text of the Indenture, the Notes or any Note Guarantee to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the section of the Offering Memorandum entitled “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or such Note Guarantee; as necessary to conform the Indenture to any exemptive orders under the Act received by the Company or any Guarantor; to comply with the rules of any applicable securities depositary; or to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (1) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
14.    Defaults and Remedies
Under the Indenture and subject to the terms of the Indenture, Events of Default include: (i) default in the payment when due of interest on the Notes, which default continues for 30 consecutive days; (ii) default in payment of the principal of or premium, if any, on the Notes when due, at Stated Maturity, upon optional redemption, upon required repurchase or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice or lapse of time; (iv) failure by the Company to make a principal payment on other Indebtedness of the Company at or prior to expiration of the applicable grace period after final fixed maturity of such Indebtedness, where the amount of such unpaid principal exceeds $125.0 million, and certain accelerations of other Indebtedness of the Company if the amount accelerated exceeds $125.0 million; (v) certain judgments or decrees for the payment of money in excess of $125.0 million; (vi) certain defaults with respect to the Note Guarantees; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15.    Trustee Dealings with the Company
Subject to certain limitations imposed by the Act and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or its Affiliates with the same rights it would have if it were not Trustee.
16.    No Recourse Against Others
No director, officer, employee, incorporator or shareholder of the Company, and no director, trustee, officer, employee, incorporator or shareholder (other than the Company or a Restricted Subsidiary) of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.
17.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
18.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.    CUSIP Numbers, ISINs, etc.
The Company has caused [CUSIP numbers and ISINs [and Common Code numbers]] to be printed on the Notes, and the Trustee may use [CUSIP numbers and ISINs [and Common Code numbers]] in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers, either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
20.    Governing Law.
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Credit Acceptance Corporation
25505 W. Twelve Mile Road
Southfield, Michigan 48034
Attention: Chief Treasury Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
    to the Company; or
(1)        pursuant to an effective registration statement under the Securities Act of 1933; or
(2)        inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule

144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(3)        outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in accordance with Rule 904 under the Securities Act of 1933; or
(4)        pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or
(5)        pursuant to any other available exemption from the registration requirements of the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $_________________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT II
to
RULE 144A/REGULATION S APPENDIX
to the Indenture, dated as of February 28, 2025,
among Credit Acceptance Corporation, a Michigan
corporation, the Guarantors (as defined therein) listed
on the signature pages thereto and U.S. Bank Trust Company, National
Association, a national banking association, as trustee (the “Indenture”)

[FORM OF FACE OF NOTE]*
[Insert the OID Legend, if applicable]

*     [If the Note is to be issued in global form, insert the Global Note Legend and include the attachment from Exhibit I to the Appendix (as defined in the Indenture) marked “[TO BE ATTACHED TO GLOBAL NOTES]” and captioned “SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE.”]

CUSIP No. ___________
ISIN _____________________
No.        $
6.625% Senior Notes due 2030
Credit Acceptance Corporation, a Michigan corporation, promises to pay to ____________________, or registered assigns, the principal sum of _______________ Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on March 15, 2030.
Interest Payment Dates: March 15 and September 15.
Record Dates: March 1 and September 1.
Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CREDIT ACCEPTANCE CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
6.625% Senior Notes due 2030
1.    Interest
Credit Acceptance Corporation, a Michigan corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest on the Notes semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2025. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date (or, in the case of any Additional Notes as to which no interest has been paid, from any later date as specified in such Additional Notes). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the United States of America or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided, however, that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in the United States of America will be the office of the Trustee maintained for such purpose, which shall initially be West Side Flats EP-MN-WS3C, 60 Livingston Avenue, St. Paul, MN 55107. Payments in respect of the Notes represented by a Global Note

(including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, the Trustee shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any Wholly Owned Restricted Subsidiary of the Company incorporated or organized within the United States of America may act as Paying Agent or Registrar.
4.    Indenture
The Company issued the Notes under an Indenture dated as of February 28, 2025 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture (including those made part of the Indenture by reference to the Act, if any), the provisions of the Indenture shall govern and be controlling.
The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date and any Additional Notes and Replacement Notes will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants (i) that impose certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; engage in transactions with Affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; and restrict dividends or other payments of subsidiaries; and (ii) that impose certain limitations on the ability of the Company and each Guarantor to consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications.
5.    Optional Redemption
At any time and from time to time prior to March 15, 2027, the Notes may be redeemed at the Company’s option, in whole or in part, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, plus the Applicable Premium as of the applicable Redemption Date.
On and after March 15, 2027, the Notes may be redeemed, at the Company’s option, in whole or in part, at any time and from time to time, at the redemption prices set forth below. The Notes shall be redeemable at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on March 15 of each of the years indicated below:

Year	Percentage

2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

In addition, at any time on or prior to March 15, 2027, the Company may on any one or more occasions redeem up to an aggregate of 40.0% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes) at a redemption price of 106.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of a public offering of common stock of the Company; provided, however, that at least 60.0% in aggregate principal amount of the Notes (including the principal amount of any Additional Notes) remains outstanding immediately after the occurrence of such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates) and that such redemption shall occur within 90 days of the date of the closing of such public offering.
In connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon notice of redemption sent or mailed not more than 30 days following the date of such purchase, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date.
If the Redemption Date with respect to a Note to be redeemed is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest on that Note shall be payable to the Person that was, at the close of business on such record date, the Holder of that Note, and no additional interest for the period to which that interest record date relates shall be payable with respect to that Note.
6.    Notice of Redemption
Notice of redemption will be mailed (or otherwise sent in accordance with the applicable procedures of the Depository) at least 10 days but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at his registered address. No Notes of $2,000 or less shall be redeemed in part. Notes in denominations larger than $2,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. Subject to any conditions precedent set forth in the notice of redemption, Notes called for redemption become due on the applicable Redemption Date. On and after the applicable Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Notice of any redemption of the Notes in connection with a corporate transaction (including an offering of common stock of the

Company, an incurrence of Indebtedness or a Change of Control) may, at the Company’s discretion, be given prior to the completion thereof, and any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a related transaction. If a redemption or notice of redemption of the Notes is so subject to satisfaction of one or more conditions precedent, in the Company’s discretion, the applicable Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and the applicable notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the applicable Redemption Date, or by the applicable Redemption Date as so delayed.
7.    Repurchase of Notes at the Option of the Holders upon a Change of Control Repurchase Event and Asset Sales
Upon a Change of Control Repurchase Event, any Holder of Notes will have the right to cause the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to but excluding the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.
8.    Guarantee
The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.
9.    Denominations; Transfer; Exchange
The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder to, among other things, furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to transfer or exchange, and the Registrar need not register the transfer or exchange, of any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Note for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
10.    Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes.
11.    Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12.    Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
13.    Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended or supplemented (and waivers granted with respect to any provisions thereof) with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and (b) any default or noncompliance with any provision thereof may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); to provide for the assumption by a successor corporation of the obligations of the Company or a Guarantor to Holders under the Indenture in the case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Act; to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee; to add one or more Guarantors under the Indenture, or to secure the Notes or any of the Note Guarantees; to conform the text of the Indenture, the Notes or any Note Guarantee to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the section of the Offering Memorandum entitled “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or such Note Guarantee; as necessary to conform the Indenture to any exemptive orders under the Act received by the Company or any Guarantor; to comply with the rules of any applicable securities depositary; or to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (1) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
14.    Defaults and Remedies
Under the Indenture and subject to the terms of the Indenture, Events of Default include: (i) default in the payment when due of interest on the Notes, which default continues for 30 consecutive days; (ii) default in payment of the principal of or premium, if any, on the Notes when due, at Stated Maturity, upon optional redemption, upon required repurchase or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice or lapse of time; (iv) failure by the Company to make a principal payment on other Indebtedness of the Company at or prior to expiration of the applicable grace period after final fixed maturity of such Indebtedness, where the amount of such unpaid principal exceeds $125.0 million, and certain accelerations of other Indebtedness of the Company if the amount accelerated exceeds $125.0 million; (v) certain judgments or decrees for the payment of money in excess of $125.0 million; (vi) certain defaults with respect to the Note Guarantees; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.

Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15.    Trustee Dealings with the Company
Subject to certain limitations imposed by the Act and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or its Affiliates with the same rights it would have if it were not Trustee.
16.    No Recourse Against Others
No director, officer, employee, incorporator or shareholder of the Company, and no director, trustee, officer, employee, incorporator or shareholder (other than the Company or a Restricted Subsidiary) of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.
17.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
18.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN

(=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.    CUSIP Numbers, ISINs, etc.
The Company has caused [CUSIP numbers and ISINs [and Common Code numbers]] to be printed on the Notes, and the Trustee may use [CUSIP numbers and ISINs [and Common Code numbers]] in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers, either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
20.    Governing Law.
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Credit Acceptance Corporation
25505 W. Twelve Mile Road
Southfield, Michigan 48034
Attention: Chief Treasury Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $_________________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT III
to
RULE 144A/REGULATION S APPENDIX
to the Indenture, dated as of February 28, 2025,
among Credit Acceptance Corporation, a Michigan
corporation, the Guarantors (as defined therein) listed
on the signature pages thereto and U.S. Bank Trust Company, National
Association, a national banking association, as trustee (the “Indenture”)

Form of
Transferee Letter of Representations
Credit Acceptance Corporation
In care of
U.S. Bank Trust Company, National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[          ] principal amount of the 6.625% Senior Notes due 2030 (the “Notes”) of Credit Acceptance Corporation (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $500,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our
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business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company or any of its wholly owned subsidiaries, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in a transaction in accordance with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (v) under any other available exemption from the registration requirements of the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws and in each of cases (iii), (iv) and (v) subject to the Company’s and the Trustee’s right prior to any such offer sale or transfer to require to the delivery of an opinion of counsel, certification and/or other information satisfactory to each of the Company and the Trustee. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.
TRANSFEREE:    ,
by:

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